UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

RESOURCES CONNECTION, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholder:	9/4/2025

Thank you for your continued investment and interest in RGP. While the past year proved to be challenging given sustained macro uncertainty, we are proud of the work we did in providing exceptional value to our clients and strengthening the foundation of our business to meet the needs of a changing world. In fiscal 2025, we expanded our consulting expertise through our acquisition of Reference Point, completed our Enterprise Resource Planning (“ERP”) system implementation in North America, delivered healthy free cash flow, and maintained a pristine balance sheet. We also continued to evolve our organization by introducing a new brand identity and architecture that showcases our evolution as a firm. Cross-selling across our diversified solution offerings, while also nurturing our unique “one RGP” culture, will be a key area of focus in fiscal 2026. We believe these moves will position RGP for growth as the macro environment improves.
In this Proxy Statement, we are pleased to share the following information about our Board governance, compensation practices, and corporate social responsibility (“CSR”) activities.
Social Commitment
At RGP, we prioritize belonging and corporate responsibility to create value for our stockholders, clients, employees and the communities in which we live and work. As a Human First company, we’re creating a workplace where people feel valued and supported. Our success comes from building teams with unique skills, perspectives and backgrounds. We are proud of the gender representation and varied backgrounds and skills found in our workforce. Please review this Proxy Statement and our Annual Report for fiscal 2025 for more robust disclosure around our important CSR initiatives.
Board Refreshment
We continued our board refreshment efforts in fiscal 2025 and early fiscal 2026 by adding two new board members who bring strong experience in strategic and global leadership to RGP’s Board. In June 2025, we welcomed Jeff Fox and Filip Gydé to the Board and as members of our Compensation Committee.
We also celebrate the exemplary service of our directors leaving our Board. David White resigned from our Board in August 2025 as he was appointed interim executive director of the NFL Players Association. Tony Cherbak and Neil Dimick will retire from our Board at the end of their terms on October 16, 2025. We are grateful for the extensive contributions of these directors during their tenure.
We will continue to regularly review our board’s experience, skills and background to ensure our Company is guided by directors who possess the same values that guide our talent strategies – integrity, intellectual rigor, accountability and variety of backgrounds, skills and attributes.
2025 Annual Meeting
We cordially invite you to attend our 2025 Annual Meeting of Stockholders to be held at 3:30 p.m. Central Time on October 16, 2025 at the Company’s headquarters in Dallas, Texas. The formal Notice of the Annual Meeting appears on the following page and describes the matters we expect to be acted upon at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important your shares be represented. Please follow the directions below to vote your shares in a timely manner.
We thank you for your ownership and are grateful for your support as we Dare to Work Differently®. We look forward to the year ahead and hope to see you at our Annual Meeting.
Sincerely,
Kate W. Duchene
President and Chief Executive Officer

“This year has focused on executing our transformation strategy to deliver the talent, solutions and experience that clients want most. We continue to earn the trust of our clients to deliver experienced execution with high impact and speed.”
— Kate W. Duchene / President and Chief Executive Officer

Resources Connection, Inc.
15950 NORTH DALLAS PARKWAY, SUITE 330
DALLAS, TEXAS 75248
(214) 777-0600
Notice of 2025 Annual Meeting of Stockholders

Date and Time October 16, 2025 3:30 p.m., Central Time	Place 15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248	Record Date August 18, 2025

Proxy Voting
It is important that your shares be represented and voted at the Annual Meeting. Please submit your proxy as soon as possible via the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your representation at our annual meeting regardless of whether you attend the meeting. Voting instructions are printed on your proxy card, Notice of Internet Availability or voting instruction form, as applicable.

Items of Business

To vote for the election of Susan M. Collyns, Kate W. Duchene and Filip J. L. Gydé to our Board of Directors, each for a three-year term expiring at the annual meeting in 2028 and until their respective successors are duly elected and qualified;

1

2	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2026;

3	To approve on an advisory basis the Company’s executive compensation; and

4	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
We are sending this Proxy Statement to you, the stockholders of Resources Connection, Inc. (“RGP,” “we” or the “Company”), a Delaware corporation, as part of our Board of Directors’ (our “Board’s”) solicitation of proxies to be voted at our 2025 Annual Meeting of Stockholders (“Annual Meeting”) to be held on October 16, 2025, and at any postponements or adjournments thereof. This Proxy Statement and our 2025 Annual Report on Form 10-K, which includes our fiscal 2025 financial statements (“Annual Report”) were first sent or made available to stockholders on or about September 4, 2025.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on October 16, 2025.
This Proxy Statement and our Annual Report are available electronically at www.proxyvote.com. Copies of these materials are also available electronically on the Company’s website at https://rgp.com/ir/annual-reports-proxies/. The other information on our corporate website does not constitute part of this Proxy Statement.

1	2025 Proxy Statement Summary
Financial Highlights
Corporate Highlights
Stockholder Return
Corporate Citizenship and Sustainability Highlights
5	Notice of Annual Meeting and Voting Matters
9	Proposal 1. Election of Directors
18	Executive Officers
19	Board of Directors
Board Leadership Structure
Director Independence
Board Composition
Director Skills Matrix
Committees of the Board
Attendance at Meetings
Committee Charters
Corporate Governance and Nominating Committee
Compensation Committee
Audit Committee
The Board’s Role in Risk Oversight
Risk Assessment of Compensation Programs
Insider Trading Policy Summary
Employee, Officer and Director Hedging
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Board Evaluation Process
Communications with the Board
27	Corporate Citizenship and Sustainability Efforts
30	Director Compensation
32	Director Compensation Table — Fiscal 2025
Aggregate Outstanding Equity Awards
Stock Ownership Guidelines for Directors
34	Policy Regarding Treatment of Related Party Transactions
35	Security Ownership of Certain Beneficial Owners and Management
37	Delinquent Section 16(A) Reports
38	Independent Registered Public Accounting Firm

40	Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2026
41	Audit Committee Report
42	Executive Compensation — Compensation Discussion and Analysis
Fiscal 2025 Executive Summary
Compensation Governance
Compensation Philosophy
Compensation Program Design
Use of Compensation Consultant
Use of Peer Group Data
Role of Stockholder Say-on-Pay Votes and Investor Feedback
Elements of Pay for Named Executive Officers
Change In Control and Severance Benefits
Stock Ownership Guidelines for NEOs
Tax Deductibility of Executive Compensation
Decisions for Fiscal 2026
53	Compensation Committee Report on Executive Compensation
53	Compensation Committee Report Interlocks and Insider Participation
54	Executive Compensation Tables for Fiscal 2025
Summary Compensation Table — Fiscal 2023 to 2025
Description of Employment Agreements — Cash Compensation
Grants of Plan-Based Awards in Fiscal 2025
Description of Plan-Based Awards
Outstanding Equity Awards at Fiscal 2025 Year-End
Option Exercises and Stock Vested in Fiscal 2025
61	Potential Payments upon Termination or Change in Control
65	CEO Pay Ratio Disclosure
66	Pay Versus Performance Disclosure
70	Proposal 3. Advisory Vote on the Company's Executive Compensation
73	Questions and Answers

Forward Looking Statements
Certain statements in this Proxy Statement are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to expectations concerning matters that are not historical facts. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “forecast,” “future,” “intends,” “may,” “plans,” “potential,” “predicts,” “remain,” “should,” “strategy” or “will” or the negative of these terms or other comparable terminology. In this Proxy Statement, such statements include statements regarding our expected growth and operational plans, our key focus areas for fiscal 2026, our expectations regarding the macro environment, our environmental responsibility and corporate social responsibility goals, and expectations regarding our continued growth and ability to deliver increased stockholder value. Such statements and all phases of the Company’s operations are subject to known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievements and those of our industry to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties include, but are not limited to, the following: risks related to an economic downturn or deterioration of general macroeconomic conditions, potential adverse effects to our and our clients’ liquidity and financial performances from bank failures or other events affecting financial institutions, the highly competitive nature of the market for professional services, risks related to the loss of a significant number of our consultants, or an inability to attract and retain new consultants, the possible impact on our business from the loss of the services of one or more key members of our senior management or key sales professionals, risks related to potential significant increases in wages or payroll-related costs, our ability to secure new projects from clients, our ability to achieve or maintain a suitable pay/bill ratio, our ability to compete effectively in the competitive bidding process, risks related to unfavorable provisions in our contracts which may permit our clients to, among other things, terminate the contracts partially or completely at any time prior to completion, our ability to realize the level of benefit that we expect from our restructuring initiatives, risks that our recent digital expansion and technology transformation efforts may not be successful, our ability to build an efficient support structure as our business continues to grow and transform, our ability to grow our business, manage our growth or sustain our current business, our ability to serve clients internationally, additional operational challenges from our international activities, possible disruption of our business from our past and future acquisitions, the possibility that our recent rebranding efforts may not be successful, our potential inability to adequately protect our intellectual property rights, risks that our computer hardware and software and telecommunications systems are damaged, breached or interrupted, risks related to our use of artificial intelligence (“AI”) and machine learning in our business, risks related to the failure to comply with data privacy laws and regulations and the adverse effect it may have on our reputation, results of operations or financial condition, our ability to comply with governmental, regulatory and legal requirements and company policies, the possible legal liability for damages resulting from the performance of projects by our consultants or for our clients’ mistreatment of our personnel, risks arising from changes in applicable tax laws or adverse results in tax audits or interpretations, the possible adverse effect on our business model from the reclassification of our independent contractors by foreign tax and regulatory authorities, the possible difficulty for a third party to acquire us and resulting depression of our stock price, the operating and financial restrictions from our credit facility, risks related to the variable rate of interest in our credit facility, the possible impact of activist shareholders, the possibility that we are unable to or elect not to pay our quarterly dividend payment, and other factors and uncertainties as are identified in our most recent Annual Report on Form 10-K for the year ended May 31, 2025 and our other public filings made with the U.S. Securities and Exchange Commission (the “SEC”) (File No. 000-32113). Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business or operating results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend, and undertakes no obligation, to update the forward-looking statements in this Proxy Statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless required by law to do so.

2025 Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. The following description is only a summary. For more complete information about these topics, please review our Annual Report, which contains our financial statements, and read the entire Proxy Statement carefully before voting.
Who We Are
We are an award-winning global professional services firm with three decades of experience helping the world’s top organizations navigate change and seize opportunity. With three integrated offerings—On-Demand Talent, Consulting and Outsourced Services—we provide CFOs and C-Suite leaders with the flexibility to solve today’s most pressing challenges on their terms. We’re focused on meeting our clients’ needs in the areas of CFO advisory, digital, data and technology.
Based in Dallas, Texas with offices worldwide, we annually engage with over 1,600 clients around the world from 41 physical practice offices and multiple virtual offices. RGP is proud to have served 88% of the Fortune 100 as of May 2025 and has been recognized by U.S. News & World Report (2024-2025 Best Companies to Work for) and Forbes (America’s Best Management Consulting Firms 2025, America’s Best Midsize Employers 2025, World's Best Management Consulting Firms 2025).
What We Value
In a world of digital transformation, we are unified under the vision that we must keep business as human first. Our culture is built upon our shared, core values of Loyalty, Integrity, Focus, Enthusiasm, Accountability and Talent, and we believe this is a key reason for our success.

Loyalty	Integrity	Focus
Enthusiasm	Accountability	Talent
Board Highlights
We believe our directors’ breadth of experience, tenure, and skills strengthen our Board’s independent leadership and the effective oversight of management. Below is a summary of our continuing directors as of September 2025.
rgp. 2025 Proxy Statement — 1

PROXY SUMMARY	TABLE OF CONTENTS

TICKER SYMBOL Nasdaq: RGP	GLOBAL FOOTPRINT North America | Europe | Asia Pacific

Fiscal 2025 Financial Summary
▪We achieved revenue of $551.3 million for fiscal 2025;
▪We achieved gross margin of 37.6% for fiscal 2025;
▪We reduced our selling, general and administration expenses (“SG&A”) by 3.3% as compared to fiscal 2024 ($202.0 million in fiscal 2025 as compared to $208.9 million in fiscal 2024);
▪We generated a net loss of $191.8 million for fiscal 2025, including a non-cash goodwill impairment charge of $194.4 million;
▪We achieved Adjusted EBITDA(1) of $23.5 million for fiscal 2025;
▪We realized an Adjusted EBITDA Margin(1)(2) of 4.3% for fiscal 2025;
▪We recorded diluted loss per share of $5.80 for fiscal 2025;
▪We generated $18.9 million in cash flow from operations;
▪We retained 78% of our top 100 clients; and
▪We ended fiscal 2025 with cash and cash equivalents of $86.1 million and no debt outstanding.
Fiscal 2025 by the Numbers

$551.3 million revenue	$191.8 million net loss	$23.5 million, Adjusted EBITDA(1)	37.6% gross margin	4.3% Adjusted EBITDA Margin(1)(2)

1,600 clients	88% of Fortune 100 clients	3,100 borderless employees (including billable consultants and management personnel)	73% of our consultants in North America have 16+ years of experience	59% of our consultants have Big 4, Big Consulting, or Big Law experience

(1)Adjusted EBITDA is calculated as net income (loss) before amortization expense, depreciation expense, interest and income taxes plus or minus stock-based compensation expense, amortized ERP system costs, technology transformation costs, goodwill impairment, acquisition costs, gain on sale of assets, restructuring costs, and contingent consideration adjustments, as reported in the Company’s financial statements. See pages 36-37 of Resources Connection, Inc.’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025, filed with the SEC on July 28, 2025 (the “Fiscal 2025 Annual Report”), for a discussion of the adjustments made and a reconciliation of those adjustments to net income, the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measure, to compute Adjusted EBITDA.
(2)Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue.
2 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	PROXY SUMMARY
Corporate Highlights
Uncertain macroeconomic conditions, including ambiguity around interest rates, softening labor markets, fluctuations in currency exchange rates, recent government and policy changes implemented in the United States, and tariff actions and uncertainties related to trade wars, have created significant uncertainty in the global economy, volatility in the capital markets and recessionary pressures, which have adversely impacted our financial results. While we are not able to fully predict the potential impact, we continue to see caution in professional services spending within our client base. Additionally, in connection with recent actions we have taken to execute on our diversified services strategy for long term growth and stability, we experienced both voluntary and involuntary attrition, including within our sales team, which has and may continue to affect our near-term revenue performance. Despite these challenges throughout the fiscal year, we delivered an Adjusted EBITDA Margin(1)(2) of 4.3% in fiscal 2025.
The growing shift in workforce strategy towards a project-based orientation continues as organizations are increasingly choosing to address their workforce needs in more flexible ways. Permanent professional personnel positions are being reduced as organizations engage agile talent for project initiatives and transformation work. To capitalize on the favorable secular trends, we are keenly focused on executing the following business strategies to achieve our objectives to build and maintain the Company’s reputation as the premier provider of project execution services for companies facing transformation, change and compliance challenges:
▪Hire and retain highly qualified, experienced consultants. We believe our highly qualified, experienced consultants provide us with a distinct competitive advantage. Therefore, one of our top priorities is to continue to attract and retain high-caliber consultants who are committed to serving clients and solving their problems. We believe we have been successful in attracting and retaining qualified professionals by providing interesting work assignments within a blue-chip client base, competitive compensation and benefits, and continuing professional development and learning opportunities, as well as membership in an exclusive community of like-minded professionals, while offering flexible work schedules and more control over choosing client engagements.
▪Maintain our distinctive culture. Our corporate culture is a core pillar of our business strategy, and we believe it has been a significant component of our success.
▪Deepen our consulting capabilities and establish consultative relationships with clients. We emphasize a relationship-oriented approach to business rather than a transaction-oriented or assignment-oriented approach. We believe the professional services experience of our management and consultants enables us to understand the needs of our clients and deliver an integrated, relationship-based approach to meeting those needs. Client relationships and needs are addressed from a client-centric, not geographic, perspective. Our team regularly meets with our existing and prospective clients to understand their business issues and identify tailored solutions to meet the clients’ objectives, whether it’s resourcing with highly skilled experts or strategic consulting with RGP’s specific points of view. We believe that by establishing relationships with our clients to solve their professional service needs, we are more likely to identify new opportunities to serve them. The strength and depth of our client relationships is demonstrated by the 78% retention rate of our top 100 clients over the last five fiscal years.
▪Build the RGP brand. We have historically built our brand through the consistent and reliable delivery of high-quality, value-added services to our clients as well as a significant referral network of approximately 2,400 consultants and approximately 700 management and administrative employees as of May 31, 2025. In recent years, we have invested in global, regional and local marketing and brand building and activation efforts that reinforce our brand. In fiscal 2025, we launched a brand refresh to clarify what we do, who we serve, when to engage us, and the impact we deliver, reflected across our updated digital properties to enhance understanding of our full capabilities and client value. We expect to continue to engage in these efforts in the upcoming fiscal year. We rely on trademark registrations and common law trademark rights to protect the distinctiveness of our brand.
Our continued focus on cost discipline resulted in SG&A expenses of $202.0 million in fiscal 2025 compared to $208.9 million in fiscal 2024, a 3.3% improvement. We believe we are well-positioned to accelerate our growth once the broader macroeconomic conditions impacting the human capital sector improve.
rgp. 2025 Proxy Statement — 3

PROXY SUMMARY	TABLE OF CONTENTS
Stockholder Return
We returned $18.6 million to stockholders during fiscal 2025 through our dividend program increasing cumulative dividends to $56.3 million over the past three fiscal years. In addition, we have returned $36.2 million to our stockholders through our share repurchase program over the past three fiscal years. We believe that the payment of a regular dividend, along with opportunistically repurchasing shares under our share repurchase program, provides us the ability to consistently return cash to our stockholders.
Issuance of Quarterly Dividend
In July 2010, our Board authorized the establishment of a regular quarterly dividend, subject to quarterly Board approval. We declared a quarterly dividend of $0.14 per share to our stockholders for the first three quarters of fiscal 2025 and declared a dividend of $0.07 per share in the fourth quarter of fiscal 2025. In July 2025, our Board authorized a quarterly dividend at $0.07 per share payable on September 26, 2025 to all stockholders of record on August 29, 2025.
Stock Repurchase
In July 2015, our Board approved a stock repurchase program authorizing the repurchase, at the discretion of our senior executives, of our common stock for a designated aggregate dollar limit not to exceed $150 million, and in October 2024, a second stock repurchase program was authorized for an additional dollar limit not to exceed $50 million (collectively, the “Stock Repurchase Programs”). During the year ended May 31, 2025, the Company repurchased 1,382,820 shares of the Company’s common stock on the open market at an average price of $9.40 per share, for an aggregate total purchase price of approximately $13.0 million. As of May 31, 2025, approximately $79.2 million remained available for future repurchases of the Company’s common stock under the Stock Repurchase Programs.
Corporate Citizenship and Sustainability
The Company and our Board maintain a focus on corporate citizenship and sustainability matters that impact our employees, clients, and their communities. We believe that environmentally and socially responsible operating practices go hand in hand with generating value for our stockholders and clients, being an employer of choice, and being good neighbors within our communities.
We conducted an environmental, social and governance (“ESG”) materiality assessment to better understand our sustainability priorities. We have identified areas that we are prioritizing within our ESG strategy where we feel we can make the greatest positive impact:
▪Employee Engagement, Well-being & Retention
▪Inclusion and Belonging
▪Business Ethics
▪Employee Recruitment, Training & Development
▪Data Privacy & Cybersecurity
▪Environmental Sustainability
For additional information on our corporate citizenship and sustainability initiatives, see “Corporate Citizenship and Sustainability Efforts” beginning on page 27.
4 — rgp. 2025 Proxy Statement

Annual Meeting

Date and Time October 16, 2025 3:30 p.m., Central Time	Place 15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248	Record Date August 18, 2025

Voting
Stockholders as of the close of business on the record date are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals.

Meeting Agenda
Election of three directors, each for a three-year term expiring at the Company’s annual meeting in 2028 and until their respective successors are duly elected and qualified;
1

2	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2026;

3	Approval on an advisory basis of the Company’s executive compensation; and

4	Transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

rgp. 2025 Proxy Statement — 5

ANNUAL MEETING	TABLE OF CONTENTS
Voting Matters

Proposal 1	Detailed Information
Election of Three Directors for a Three-Year Term	Page 9
The following table provides summary information about each director nominee. More detailed information may be found in the section entitled “Proposal 1. Election of Directors.”

Name and Principal Occupation	Age	Director Since	Board Committees

Susan M. Collyns	58	2023	Audit Committee Chair of Corporate Governance and Nominating Committee
Kate W. Duchene	62	2018	—
Filip J.L. Gydé	65	2025	Compensation Committee

Board Recommendation - FOR each of the Three Director Nominees

Proposal 2	Detailed Information
Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2026	Page 40
For more detailed information on the appointment of Ernst & Young LLP, please refer to the detailed information in “Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2026.”
Stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by our Fourth Amended and Restated Bylaws (our “Bylaws”) or otherwise. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. If stockholders fail to ratify the appointment, the Audit Committee may reconsider the decision to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and our stockholders.

Board Recommendation - FOR ratification of the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2026

6 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	ANNUAL MEETING

Proposal 3	Detailed Information
Advisory Vote on the Company’s Executive Compensation	Page 70
We are asking stockholders to approve, on an advisory basis, the Company’s executive compensation as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the executive compensation tables and narratives accompanying those tables as well as the Compensation Discussion and Analysis). Our Board recommends a FOR vote because it believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving the Company’s core objectives of providing competitive pay, pay for performance and alignment of management’s interests with the interests of long-term stockholders. In addition to reviewing the information in “Proposal 3. Advisory Vote on the Company’s Executive Compensation” and the executive compensation tables and corresponding narratives in this Proxy Statement, stockholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement for a more detailed discussion of how our compensation programs reflect our core objectives. Further, our Board believes our executive compensation programs are reasonable in relation to comparable public and private companies in our industry.
Pay for Performance Orientation
▪“At Risk” Compensation/Pay for Performance. A significant portion of each named executive officer’s (“NEO’s”) compensation is “at risk” and tied to the Company’s attainment of our annual and long-term financial and business objectives, including retaining our team-oriented culture.
For fiscal 2025, approximately 75% of our Chief Executive Officer’s, and an average of 70% of our other NEOs’ target total direct compensation(3), was not guaranteed but rather was tied to metrics related to Company performance and/or stock price, and therefore meaningfully “at risk.” Furthermore, approximately half of our NEOs’ target total direct compensation is tied to the Company’s financial performance.
▪Base Salaries. The Compensation Committee reviewed the base salaries of our NEOs for fiscal 2025 in light of the Company’s general financial performance and growth and the base salaries of similarly situated executives in the Company’s peer group. As a result, the Compensation Committee increased Ms. Ryu’s base salary to $500,000 for fiscal 2025 but did not increase Ms. Duchene or Mr. Patel’s base salaries for fiscal 2025.
▪Annual Incentives. All of our NEOs participated in our Executive Incentive Plan (“EIP”) during fiscal 2025. The EIP reflects a pay for performance culture. Incentives are earned based on Company performance, measured by the Company’s Revenue(4) and Adjusted EBITDA Margin(1)(2) for fiscal 2025, and individual qualitative performance criteria. If the Company does not achieve the threshold level of financial performance under the EIP, the amount payable under the qualitative performance criteria is capped at 50% of the target annual incentive. The maximum amount that may be earned under the EIP is 300% of the target annual incentive.
Although the Company did not achieve its financial targets for fiscal 2025, the Compensation Committee determined that each of our NEOs met or exceeded their individual performance goals for fiscal 2025 and displayed outstanding leadership through an uncertain macroeconomic climate. However, Ms. Duchene recommended that only Ms. Ryu be awarded an EIP award for fiscal 2025 in recognition of her significant contributions to the Company in fiscal 2025. The Compensation Committee agreed with Ms. Duchene’s recommendation and awarded Ms. Ryu an EIP award of $200,000 for fiscal 2025. Ms. Duchene and Mr. Patel did not receive any EIP awards for fiscal 2025.
▪Performance-Based Long-Term Incentives. 50% of the NEOs’ annual equity incentive awards granted in fiscal 2025 were granted in the form of performance-based restricted stock units (“PSUs”). The PSUs will be eligible to vest at the end of a three-year performance period based on the Company’s Revenue(4) and Adjusted EBITDA Margin(1)(2) achieved over the performance period. The total number of shares that may be earned for these PSUs ranges from zero to 150% of the target number of shares based on performance over the performance period.

(3)Target total direct compensation means the NEO’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the target number of shares subject to the award) of annual long-term incentive awards granted to the NEO in fiscal 2025. Target total direct compensation as shown in this proxy statement does not include the value of the one-time grants of time-based restricted stock units to the NEOs in August 2024.
(4)Revenue is defined for purposes of the fiscal 2025 EIP and the PSUs as the Company’s consolidated revenue as reported in the Company’s financial statements, with adjustments to exclude the material impact of any changes in accounting standards implemented during fiscal 2025 or for any merger, acquisition or sale that occurs during fiscal 2025.
rgp. 2025 Proxy Statement — 7

ANNUAL MEETING	TABLE OF CONTENTS
The remaining 50% of the NEOs’ annual equity incentive awards were granted in the form of time-based restricted stock units (“RSUs”) that vest over a four-year period. We believe these PSUs and RSUs align the interests of our NEOs with our stockholders and create a retention incentive over the vesting period. These awards were made pursuant to our 2020 Performance Incentive Plan, as amended (the “2020 Plan”).
In recognition of the NEOs’ outstanding leadership in fiscal 2024, including by closing two acquisitions in fiscal 2024 and early fiscal 2025, the Compensation Committee awarded each of the NEOs a time-based RSU award in August 2024. These RSUs cliff-vested in August 2025.
The Company’s current policy is to provide stockholders with an opportunity to approve, on an advisory basis, the compensation of our NEOs each year at the annual meeting of stockholders. Accordingly, it is expected that the next such vote will occur at the 2026 Annual Meeting of Stockholders.

Board Recommendation - FOR approval of the Company’s executive compensation

8 — rgp. 2025 Proxy Statement

Proposal 1. Election of Directors
Our Board currently consists of eleven directors. Our Amended and Restated Certificate of Incorporation provides for a classified Board consisting of three classes of directors, each serving staggered three-year terms. At this year’s Annual Meeting, we will be electing three directors, each to serve a term of three years expiring at our 2028 Annual Meeting and until his or her successor is duly elected and qualified.
Each of the nominees, Susan M. Collyns, Kate W. Duchene, and Filip J.L. Gydé, is presently a member of our Board, having served on the Company’s Board since 2023, 2018 and 2025, respectively. Ms. Duchene was previously elected to our Board by our stockholders at our 2022 annual meeting of stockholders. Ms. Collyns was initially recommended to the Board by Ms. Duchene and Mr. Gydé was initially recommended to the Board by one of our stockholders. Ms. Collyns and Mr. Gydé will stand for election for the first time at the Annual Meeting.
As previously disclosed, on August 3, 2025 David White resigned from his position as the Lead Independent Director and a member of our Board. Additionally, as part of our Board’s refreshment process, two of our current directors, Anthony Cherbak and Neil Dimick, will retire from the Board at the Annual Meeting and have not be nominated for reelection. Immediately following the Annual Meeting, the size of our Board will be decreased to nine directors, with three directors in Class 1, two directors in Class II and four directors in Class III. Accordingly, stockholders may vote their shares only with respect to the three Class I director nominees named in this Proxy Statement.
Our Board, acting upon the recommendation of the Corporate Governance and Nominating Committee, recommends that stockholders vote in favor of the election of each of the nominees, Mses. Collyns and Duchene and Mr. Gydé.
In recommending director nominees for selection by the Board, the Corporate Governance and Nominating Committee considers a number of factors, which are described in more detail below under “Board of Directors — Corporate Governance and Nominating Committee.”
In considering these factors, the Corporate Governance and Nominating Committee and the Board consider the fit of each individual’s qualifications, skills and attributes with those of the Company’s other directors in order to build a Board that, as a whole, contains diverse perspectives and experience and is effective, collegial and responsive to the Company and its stockholders. Recommendations and selections for director nominees are made based on an assessment of the best candidate qualified for the position. There are no family relationships among our directors or executive officers nor any arrangements or understandings between any director and any other person pursuant to which a director was selected as a director or nominee, other than with respect to Mr. Fox as described in more detail below under “Proposal 1. Election of Directors — Continuing Directors.”
If at the time of the Annual Meeting any of the nominees is unable or unwilling for good cause to serve if elected, the persons named as proxies on the proxy card will vote for such substitute nominee or nominees, if any, as our Board recommends or, if no substitute nominee is recommended by our Board, for the remaining nominees, leaving a vacancy, unless our Board chooses to reduce the number of directors serving on the Board. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.
Following is biographical information about each nominee and each other director who will continue as a director after the Annual Meeting. This description includes the principal occupation of, and directorships held by, each director for at least the past five years, as well as the specific experience, qualifications, attributes and skills that led to our Board’s conclusion that each nominee and director should serve as a member of the Company’s Board.
rgp. 2025 Proxy Statement — 9

PROPOSAL 1	TABLE OF CONTENTS
Director Nominees
The individuals standing for election are:

Susan M. Collyns

Background:
Since November 2023, Ms. Collyns has served as the Chief Financial Officer of Fabletics, Inc., the world’s largest digitally native apparel and activewear brand. From August 2014 to May 2022, Ms. Collyns served as President and Chief Financial Officer of The Beachbody Company, a health, fitness, and nutrition company. Prior to this position, she served as Chief Financial Officer of Dun and Bradstreet Credibility Corp., a financial data subscription company, from July 2012 to August 2014, and as Chief Financial Officer and Chief Operating Officer of California Pizza Kitchen, Inc., from 2001 to 2011.
Ms. Collyns also currently serves on the Board of Bluestone Lane, a privately owned Australian-inspired coffee shop and lifestyle brand, since 2022 and as the Chair of the Board of Poolwerx, a privately owned global franchise pool service and retail brand based out of Australia, since 2023. From 2019 to March 2024, Ms. Collyns served on the Board of Directors and Audit Committee of Dine Brands Global, a publicly-traded casual dining franchise concept. Ms. Collyns also served on the Board of Directors, and as Chair of the Compensation Committee and Audit Committee, of Waitr Holdings, Inc., a publicly-traded online ordering technology platform, from May 2019 to November 2019; on the Board and Audit Committee of Potbelly, Inc., a publicly-traded fast casual sandwich concept, from May 2018 to May 2019; and on the Board and as Chair of the Audit Committee of Zoe’s Kitchen, Inc., a casual dining concept, from February 2014 to November 2018, from the company’s initial public offering to their privatization.
Ms. Collyns has a Bachelor of Economics from Macquarie University and is a Certified Public Accountant (inactive). She also previously worked as an auditor for PricewaterhouseCoopers LLP.
Key experience, qualifications, attributes and skills:
Ms. Collyns brings to the Board over 30 years of board and executive leadership experience as President, Chief Financial Officer and Chief Operating Officer for public and private companies. She has particular expertise in public company financial reporting, systems, controls, strategic planning, risk management, capital raising, and mergers and acquisitions. This experience together with Ms. Collyns’ deep knowledge of business and operational transformation and digital engagement provides unique and relevant insights to the Board and Company.

Age: 58 Director Since: August 2023 Term of Office Expires at the Annual Meeting in 2025 Committee Memberships: ▪Audit Committee ▪Chair of Corporate Governance and Nominating Committee

10 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 1

Kate W. Duchene

Background:
Ms. Duchene is our President and Chief Executive Officer, a position to which she was promoted in December 2016. Between 1999 and 2016, Ms. Duchene was our Chief Legal Officer, Secretary and Executive Vice President of Human Resources. From 2012 to 2016, Ms. Duchene also assumed leadership of RGP Legal, our legal and regulatory consulting practice.
Since 2023, Ms. Duchene has served on the Board of Directors of Corgan Associates, a privately owned global architecture and design firm. From September 2020 to February 2021, Ms. Duchene served on the Board of Directors of Collectors Universe Inc. until the company was taken private.
Prior to joining the Company, Ms. Duchene practiced law with O’Melveny & Myers LLP, an international law firm, in Los Angeles, California, specializing in labor and employment matters. Ms. Duchene was with O’Melveny & Myers LLP from October 1990 through December 1999, most recently as a Special Counsel.
Key experience, qualifications, attributes and skills:
As our President and Chief Executive Officer, Ms. Duchene brings to our Board valuable leadership experience and a deep and thorough understanding of our operations, the day-to-day management of our business and our industry as a whole.

Age: 62 Director Since: January 2018 Term of Office Expires at the Annual Meeting in 2025

Filip J.L. Gydé

Background:
From 2019 to 2023, Mr. Gydé served as the President and Chief Executive Officer, and board member, of Computer Task Group (“CTG”), an information technology solutions and services company, where he transformed CTG from a staffing company to a trusted advisor providing global and digital solutions. Prior to that, Mr. Gydé served for over 20 years in various roles with CTG Europe, most recently as EVP, President and General Manager, Europe from 2018 to 2019.
Key experience, qualifications, attributes and skills:
Mr. Gydé is a skilled global IT executive with over 30 years of experience and brings to our board a proven track record of building and nurturing long term strategic relationships with clients and partners across the globe. Mr. Gydé has demonstrated leadership skills and has worked to align and connect employees from a range of cultures and countries in support of the overarching business goals and company vision.

Age: 65 Director Since: June 2025 Term of Office Expires at the Annual Meeting in 2025 Committee Memberships: ▪Compensation Committee

Our Board unanimously recommends that stockholders vote FOR Proposal 1 to elect to the Board each of the three director nominees set forth above.

rgp. 2025 Proxy Statement — 11

PROPOSAL 1	TABLE OF CONTENTS
Continuing Directors
The following persons are the members of our Board whose terms of office do not expire until after the Annual Meeting and who will continue to serve on the Board after the Annual Meeting:

Roger Carlile

Background:
Mr. Carlile founded global business advisory Ankura Consulting Group, LLC (“Ankura”) in 2014, serving as CEO and Chair of the Board for five and six years, respectively. Prior to founding Ankura, Mr. Carlile spent over a decade at FTI Consulting, Inc., a global business advisory firm, where he served in several leadership roles including Chief Financial Officer, Chief Administrative Officer and Chief Human Resources Officer, and global leader of FTI Consulting’s forensic and litigation consulting and technology segments. He previously served as the Global and Americas Leader of KPMG LLP’s forensic services practice and held positions at PricewaterhouseCoopers LLC and Deloitte & Touche LLP.
Mr. Carlile currently serves on the Board of Directors of private companies AOC Holdings, LLC (F.K.A. “Alpha Omega Winery, LLC,” serving since 2022), Rimkus Consulting Group, Inc. (serving since 2023) and Salus GRC, LLC (serving since 2024).
Key experience, qualifications, attributes and skills:
Mr. Carlile brings over 35 years of experience in the human capital industry to our Board. He is a seasoned entrepreneur and senior advisor, with more than two decades of experience in C-Suite leadership positions. His industry expertise and leadership brings invaluable benefits to the Company and our Board.

Age: 62 Director Since: June 2024 Term of Office Expires at the Annual Meeting in 2027 Committee Memberships: ▪Chair of Compensation Committee ▪Corporate Governance and Nominating Committee

12 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 1

Jeffrey H. Fox

Background:
Mr. Fox is the founding partner and CEO of Circumference Group LLC, an investment firm that he started in 2009. From 2017 to 2021, Mr. Fox served as President and CEO of Endurance International Group Holdings, Inc. (“Endurance”), a leading provider of cloud-based platform solutions designed to help businesses successfully execute digital transformation strategies. Prior to joining Endurance, Jeff served as President and CEO and then Chair of the Board of Convergys Corporation (“Convergys”), a market leading customer management company, from 2010 to 2018. Prior to Convergys, Mr. Fox held multiple roles at Alltel Corporation from 1996 to 2009, including Chief Operating Officer.
Mr. Fox currently serves on the boards of Westrock Coffee Company (serving since 2020) and privately held companies TCW Holdco LLC, AppMachine Holding B.V., Fast Slow Motion, Visionary Integration Professionals, and TechGrid, Inc. His previous board roles include Endurance International Group Holdings from 2017 to 2021, Avis Budget Group from 2013 to 2020, and Convergys Corporation from 2012 to 2018.
On June 25, 2025, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Circumference Group Holding LLC and certain of its affiliates, including Mr. Fox. Pursuant to the Cooperation Agreement the Board agreed to appoint Mr. Fox as a director of the Board in Class III, with an initial term expiring at the Company's 2027 annual meeting of the stockholders and as a member of the Compensation Committee.
Key experience, qualifications, attributes and skills:
Mr. Fox is a seasoned executive with over 30 years of experience in public and private company leadership and capital allocation across multiple industries. He brings to the Board a track record of driving revenue growth, enhancing profitability and delivering stockholder value through strategic vision and operational excellence.

Age: 63 Director Since: June 2025 Term of Office Expires at the Annual Meeting in 2027 Committee Memberships: ▪Compensation Committee

rgp. 2025 Proxy Statement — 13

PROPOSAL 1	TABLE OF CONTENTS

Robert F. Kistinger

Background:
Mr. Kistinger was the Chief Operating Officer of Bonita Banana Company, a produce company, from 2009 to 2014 and now continues to serve as an Executive Advisor to the company. He was formerly President and Chief Operating Officer of the Fresh Group of Chiquita Brands International, Inc. (“Chiquita”). Mr. Kistinger was employed at Chiquita for more than 27 years and held numerous senior management positions in accounting, financial analysis and strategic planning roles. Prior to joining Chiquita, Mr. Kistinger was with the accounting firm of Arthur Young & Company for six years and is a certified public accountant and a member of the American Institute of Certified Public Accountants.
Key experience, qualifications, attributes and skills:
Mr. Kistinger has held leadership positions in large multinational companies, developing critical financial and international operations expertise. Mr. Kistinger’s knowledge, insight and experience are invaluable to the Company and to the Board as we continue to provide services and solutions to our clients around the world.

Age: 72 Director Since: August 2006 Term of Office Expires at the Annual Meeting in 2026 Committee Memberships: ▪Audit Committee ▪Corporate Governance and Nominating Committee

14 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 1

Marco von Maltzan

Background:
Mr. von Maltzan currently serves as Chair of the Supervisory Board of hGears AG and as Chair of the Advisory Board of UKM Holding GMBH, all automotive suppliers (serving since 2025). Since 2015, he has been the Deputy Chair of the Shareholder Committee and member of the Audit Committee of food conglomerate Pfeifer & Langen Industrie- und Handels-KG.
Mr. von Maltzan served as the Chair of the Supervisory Board of taskforce — Management on Demand AG and served as the Chair of the Supervisory Board of industrial holding company Greiffenberger AG from 2016 through June 2021. From 2018 to January 2023, he served on the Advisory Board of automotive supplier IFA Holding GmbH and from 2022 to 2025 as Chair of the Advisory Board of Walter Klein GmbH & Co. KG and as Chair of the Supervisory Board of WKW Automotive AG.
Mr. von Maltzan started his professional career in 1983 with top management consulting firm Roland Berger. In 1987, he joined BMW Group where he held various senior management positions, acting lastly as Chief Executive Officer of BMW Motorrad, BMW’s motorcycle division from 1999 to 2002. From 2003 to 2007, Mr. von Maltzan served as Chief Executive Officer and Chief Financial Officer of automotive supplier BERU AG which under his leadership was sold to Michigan-based BorgWarner, Inc. From 2008 to 2011, Mr. von Maltzan served as Chief Executive Officer of Profine Group, a leading manufacturer of windows construction systems. Mr. von Maltzan has also held various board of director and Interim Chief Executive Officer assignments in the past.
Mr. von Maltzan is a certified engineer who holds a Master’s degree in Mechanical Engineering from RWTH Aachen University as well as a Master’s degree in Business Administration from INSEAD, Fontainebleau.
Key experience, qualifications, attributes and skills:
Mr. von Maltzan brings to our Board over 40 years of international and industry-specific operational experience. This experience uniquely qualifies him to advise the Company in its international growth strategy.

Age: 70 Director Since: July 2018 Term of Office Expires at the Annual Meeting in 2026 Committee Memberships: ▪Audit Committee ▪Corporate Governance and Nominating Committee

rgp. 2025 Proxy Statement — 15

PROPOSAL 1	TABLE OF CONTENTS

Lisa M. Pierozzi

Background:
Ms. Pierozzi formerly served as Executive Vice President, Finance & Administration and Chief Financial Officer of the Motion Picture Association (“MPA”), an American film, television and streaming trade association, from 2006 to 2011. Prior to her role at MPA, Ms. Pierozzi was Senior Vice President, Business Planning and Development for Universal Studios’ global theme parks and resorts group from 2001 to 2005. Ms. Pierozzi joined PricewaterhouseCoopers LLP in 1984 and was a partner from 1997 to 2001, where she had leadership roles in multiple industry transactions and operational reviews, including deal structuring and assessment, due diligence, financing, process improvement, systems and infrastructure overview. Ms. Pierozzi currently sits on the Board of Directors of the nonprofit Motion Picture & Television Fund (“MPTF”). Ms. Pierozzi’s experience includes serving as the Chair of the Audit Committee as well as a nonvoting member of the Finance and Investment Committees and various other special committees of the MPTF. She is also a founding member of the Normandy Institute and is currently its volunteer Chief Financial Officer.
Key experience, qualifications, attributes and skills:
Ms. Pierozzi brings to our Board more than 35 years of experience as a financial professional and advisor in leadership roles for both public and private companies, with particular expertise in operations, organizational development, and public company financial reporting, systems and controls.

Age: 64 Director Since: February 2021 Term of Office Expires at the Annual Meeting in 2027 Committee Memberships: ▪Chair of Audit Committee ▪Corporate Governance and Nominating Committee

16 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 1

A. Robert Pisano

Background:
Mr. Pisano has served as our Chair of the Board since July 2024 and previously served as our Lead Independent Director from 2004 through July 2024. Mr. Pisano is a business consultant, an activity he began in September 2011. Prior to this, Mr. Pisano was the President and Chief Operating Officer of the MPA from October 2005 until September 2011 and was the interim Chief Executive Officer from January 2010 until March 2011. He served as the National Executive Director and Chief Executive Officer of the Screen Actors Guild from September 2001 to April 2005. From August 1993 to August 2001, he was Executive Vice President, then Vice Chair and Consultant to Metro-Goldwyn-Mayer, Inc. (“MGM”).
Prior to joining MGM, Mr. Pisano was Executive Vice President of Paramount Pictures Corp. from May 1985 to June 1991, serving as General Counsel and a member of the Office of the Chair. From 1969 to 1985, Mr. Pisano was an associate and then a partner with the law firm O’Melveny & Myers LLP. Mr. Pisano was formerly a director of StateNet, a legislative and regulatory reporting service. From 2012 to February 2022, Mr. Pisano served as a director of all the FPA Group of Funds, including Source Capital, Crescent and New Income Funds, the largest of the group of funds, and he also served on their Audit and Corporate Governance Committees. Mr. Pisano served as Chair of the St. John’s Health Foundation in Jackson, WY from 2022 to 2023 and as Co-Chair from 2023 to 2024.
Key experience, qualifications, attributes and skills:
Mr. Pisano’s 20 years of experience as a partner specializing in business litigation while at O’Melveny & Myers LLP, followed by his hands-on management of international business operations, marketing and business development while employed by the leaders in the entertainment industry provide a wealth of experience, especially in the areas of acquisitions and legislative and regulatory affairs, to our Board and to the Company.

Age: 82 Director Since: November 2002 Chair of the Board Term of Office Expires at the Annual Meeting in 2027 Committee Memberships: ▪Compensation Committee

rgp. 2025 Proxy Statement — 17

Executive Officers
The following table sets forth information about our current executive officers. Each of our executive officers serves at the pleasure of our Board. There are no family relationships among our directors or executive officers nor any arrangements or understandings between any of our executive officers and any other person pursuant to which an officer was selected.

Kate W. Duchene (62)
President, Chief Executive Officer and Director
Ms. Duchene has served as our President and Chief Executive Officer since December 2016. Biographical information regarding Ms. Duchene is set forth above under the caption “Director Nominees.”

Jennifer Y. Ryu (50)
Executive Vice President and Chief Financial Officer
Jennifer Y. Ryu has served as our Executive Vice President and Chief Financial Officer since February 2020 and served as our Interim Chief Financial Officer from August 2019 to February 2020. Prior to her appointment as Interim Chief Financial Officer, Ms. Ryu served as the Company’s Senior Vice President of Finance and Accounting, a position she held since April 2019. From February 2014 to April 2019, Ms. Ryu was the Chief Accounting Officer of Young’s Holdings, a holding company for wine and spirits sales and marketing companies.

Bhadreskumar (“Bhadresh”) Patel (51)
Chief Operating Officer
Bhadreskumar (“Bhadresh”) Patel has served as our Chief Operating Officer since April 2024. Prior to his appointment as Chief Operating Officer, Mr. Patel served as our Chief Digital Officer from September 2021 to April 2024. Mr. Patel also served as the Chief Executive Officer of Veracity Consulting Group, LLC (“Veracity”), a digital transformation firm, since its founding in 2015. Veracity has been a wholly-owned subsidiary of the Company since July 2019. Prior to co-founding Veracity, Mr. Patel served as Senior Vice President of ICF International, Inc., a global consulting and technology services company.

18 — rgp. 2025 Proxy Statement

Board of Directors
Board Leadership Structure
Our Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair of the Board and Chief Executive Officer of the Company in any way that is in the best interests of the Company and its stockholders at a given point in time. Our Board believes that the decision as to who should serve as Chair of the Board and Chief Executive Officer, and whether these offices should be combined or separate, should be assessed periodically by our Board, and that our Board should not be constrained by a rigid policy mandating that such positions be separate. The Company currently separates the roles of Chief Executive Officer and Chair of the Board, with Mr. Pisano currently serving as the Chair of the Board. Mr. Pisano previously served as our Lead Independent Director given that our previous Chair of the Board was not deemed to be independent under the listing requirements of the Nasdaq Stock Market (“Nasdaq”) because he was a former Chief Executive Officer and founder of the Company. Ms. Duchene serves as our Chief Executive Officer and is the individual with primary responsibility for managing the Company’s day-to-day operations with in-depth knowledge and understanding of the Company. This leadership structure permits Mr. Pisano to focus on providing guidance to our Chief Executive Officer and to set the agenda for, and preside over, meetings of our Board. Given that Mr. Pisano is an independent director, the Board determined in August 2025 that no Lead Independent Director was necessary. From July 2024 to August 2025, David White served as the Board’s Lead Independent Director. Mr. White worked closely with Mr. Pisano and had responsibilities similar to those typically performed by an independent chair. The Company’s Lead Independent Director was previously appointed annually by the independent directors on our Board. Coupled with the Chair position, this combined structure provides independent oversight while avoiding unnecessary confusion regarding our Board’s oversight responsibilities and the day-to-day management of business operations.
Our Board believes the Company’s corporate leadership structure ensures that strong, independent directors continue to effectively oversee the Company’s management and key issues related to executive compensation, the evaluation of our Chief Executive Officer and succession planning, strategy, risk, and integrity.
Director Independence
As required by the Company’s Corporate Governance Guidelines and Committee Charters, our Board has determined that each of our directors, other than Ms. Duchene, is an “independent director” under the Nasdaq Listing Rules. The Board also previously determined that Donald Murray, who resigned from the Board on July 26, 2024, Mr. White, who resigned from our Board on August 3, 2025, and Anthony Cherbak and Neil Dimick, who will retire from the Board at the Annual Meeting, were each an “independent director” under the Nasdaq Listing Rules. Ms. Duchene is currently employed as the President and Chief Executive Officer of the Company; accordingly, she does not qualify as an “independent director” under the Nasdaq Listing Rules. There were no transactions, relationships or arrangements involving any of the Company’s directors which our Board considered in making its independence determination.
rgp. 2025 Proxy Statement — 19

BOARD OF DIRECTORS	TABLE OF CONTENTS
Board Composition
Our Board believes our directors’ breadth of experience, diversity, tenure and skills strengthen our Board’s independent leadership and the effective oversight of management. Below is summary information related to our continuing directors as of September 2025.
Following is a summary of each continuing director’s unique skills and experience.
Director Skills Matrix

	Senior Leadership Experience	Public Company Board Experience (other than RGP)	Global Expertise	Finance & Accounting Expertise	Professional Services & Human Capital Industry Experience	Risk & Regulatory Compliance Management	Technology & Digital Transformation Expertise	Mergers & Acquisition Experience

Director

Roger Carlile	●		●	●	●	●	●	●
Susan M. Collyns	●	●	●	●	●	●	●	●
Kate W. Duchene	●	●	●	●	●	●	●	●
Filip J. L. Gydé	●	●	●	●	●	●	●	●
Jeffrey H. Fox	●	●	●	●	●	●	●	●
Robert Kistinger	●		●	●	●	●	●	●
Marco von Maltzan	●	●	●	●	●	●	●	●
Lisa M. Pierozzi	●		●	●	●	●	●	●
A. Robert Pisano	●	●	●	●	●	●	●	●
20 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	BOARD OF DIRECTORS
Committees Of The Board
The Company’s standing Board committees consist of (1) an Audit Committee, (2) a Compensation Committee, and (3) a Corporate Governance and Nominating Committee. Each committee of our Board is comprised entirely of independent directors under the Nasdaq Listing Rules and, for members of the Audit Committee, the applicable rules of the SEC. The following identifies the current members of each of the Company’s standing Board committees. Ms. Duchene and Mr. Cherbak do not currently serve on any committee of the Board.

2025 Board Independence

Member	Audit	Compensation	Corporate Governance & Nominating	Board of Directors

A. Robert Pisano
Kate W. Duchene
Roger Carlile
Anthony Cherbak*
Susan M. Collyns
Neil F. Dimick*
Jeffrey H. Fox
Filip J. L. Gydé
Robert Kistinger
Marco von Maltzan
Lisa M. Pierozzi

Chair	Member	Independent
* Messrs. Cherbak and Dimick will retire from the Board of Directors effective at the Annual Meeting.
Attendance at Meetings
Our Board met seven times during fiscal 2025. Additionally, our Audit Committee met eight times, our Compensation Committee met six times, and our Corporate Governance and Nominating Committee met four times during fiscal 2025. All then members of our Board attended at least 75% of the Board meetings and meetings of the committees upon which he or she served. The Company’s policy is that directors should make themselves available to attend the Company’s annual meeting of stockholders. All then members of our Board attended our 2024 Annual Meeting of Stockholders in person or by video conference.
Committee Charters
Our Board annually reviews and approves the written charter of each of the committees. The Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee written charters were reviewed and approved by the Board on July 30, 2025, and are available on the Investor Relations — Governance & Policies section of the Company’s website at https://rgp.com/ir/policy-ethics/.
Corporate Governance and Nominating Committee
The current members of the Corporate Governance and Nominating Committee are Ms. Collyns (Chair), Ms. Pierozzi and Messrs. Carlile, Kistinger, and von Maltzan.
Governance-Related Duties. The Corporate Governance and Nominating Committee is responsible for overseeing the corporate governance principles applicable to the Company, and the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which is reviewed by the entire Board annually. See “Corporate Governance Guidelines and Code of Business Conduct and Ethics” below. In addition, the Corporate Governance and Nominating Committee annually reviews the Company’s compliance with the Nasdaq Listing Rules and reports the conclusions of such review to our Board. The Corporate Governance and Nominating Committee also oversees and periodically reviews the Company’s CSR and sustainability initiatives, activities and practices.
rgp. 2025 Proxy Statement — 21

BOARD OF DIRECTORS	TABLE OF CONTENTS
Nominating-Related Duties. The Corporate Governance and Nominating Committee is also responsible for overseeing the process of nominating individuals to stand for election or re-election as directors. In doing so, the Corporate Governance and Nominating Committee reviews and makes recommendations to our Board with respect to the composition of the Board, tenure of Board members, and qualifications, skills and attributes for new directors. The Corporate Governance and Nominating Committee may also retain a professional executive search firm, on an as-needed basis in consultation with the Chair of the Board, to assist in the identification and recruitment of independent Board candidates. The Company did not retain a professional executive search firm during fiscal 2025 for Board member recruitment activities. The Corporate Governance and Nominating Committee will consider stockholder suggestions of persons to be considered as nominees, as further described below under “— Selection of Director Candidates.” Any director candidates recommended by the Company’s stockholders in accordance with the Company’s policy regarding such recommendations will be given consideration by the Corporate Governance and Nominating Committee, consistent with the process used for all candidates and in accordance with the Company’s policy regarding such recommendations.
Board Composition & Succession Planning. Over the past five years, the Board has undergone a significant refreshment and has welcomed six new members. The Corporate Governance and Nominating Committee continues to review the skills possessed by the Board and assists the Board with developing a Board composition, refreshment and succession plan to continue to evolve our Board. In connection with this plan, the Corporate Governance and Nominating Committee will continue to consider and interview director candidates as appropriate to achieve the Board’s refreshment and succession planning goals.
Selection of Director Candidates. The Corporate Governance and Nominating Committee’s process for identifying and evaluating new director candidates is as follows. If determined appropriate, the Corporate Governance and Nominating Committee may retain a professional executive search firm to assist the Corporate Governance and Nominating Committee in managing the overall process, including the identification of new director candidates who meet certain criteria set from time to time by the Corporate Governance and Nominating Committee. All potential new director candidates, whether identified by the search firm, stockholders or Board members, are then reviewed by members of the Corporate Governance and Nominating Committee, our NEOs, and at times by the search firm. In the course of this review, some candidates are eliminated from further consideration because of conflicts of interest, unavailability to attend Board or committee meetings or other relevant reasons. The Corporate Governance and Nominating Committee then decides which of the remaining candidates most closely match the established criteria, described in the subsequent paragraph, and are therefore deserving of further consideration.
The Corporate Governance and Nominating Committee then discusses these new director candidates, decides which of them, if any, should be pursued, gathers additional information if desired, conducts interviews and decides whether to recommend one or more of the candidates to the Board for nomination. In connection with this review, the Corporate Governance and Nominating Committee also reviews and considers each of the incumbent directors for continuing Board membership after his or her term expires. Our Board discusses the Corporate Governance and Nominating Committee’s recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those nominees will then be named in the proxy statement for election by the stockholders at the annual meeting (or, if between annual meetings, the nominees may be appointed by the Board itself to fill any vacancies on our Board).
In determining whether to recommend a candidate, the Corporate Governance and Nominating Committee weighs the following selection criteria, as described in the Company’s Corporate Governance Guidelines: personal integrity, intelligence, sensitivity to the Company’s corporate culture and responsibilities, relevant business background, independence, and ability to regularly prepare for and attend Board meetings. In considering specific director candidates, the Board and the Corporate Governance and Nominating Committee consider each individual’s qualifications, skills and attributes with those of the Company’s other directors in order to build a Board that, as a whole, contains diverse perspectives and experience and is effective, collegial and responsive to the Company and its stockholders. Recommendations and selections for director nominees are made based on an assessment of the best candidate qualified for the position.
Below is a description of the key experience, qualifications, attributes and skills the Corporate Governance and Nominating Committee considers important for director candidates in light of the Company’s business:
▪Business Sector Knowledge and International Experience. We value directors with backgrounds that include the many business sectors that make up our core business — finance and accounting, risk management, information management, human capital, supply chain, legal and regulatory, corporate advisory, strategic communications and restructuring services. To support and grow our international practices, we also look for directors with global expertise. Finally, to expand and grow our technology and digital transformation consulting practice, we look for directors with an expertise in digital transformative initiatives.
22 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	BOARD OF DIRECTORS
▪Management, Accounting and Finance Expertise. We value management experience in our directors as it provides a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. While we require specific financial qualifications and expertise for Audit Committee membership, we expect all of our directors to be financially knowledgeable.
▪Business Judgment, Leadership and Strategic Vision. We value directors with experience in significant leadership positions, who can provide sound business judgment, share tested leadership skills and have the insight necessary to formulate a strategic vision.
▪Director Candidates Recommended by Stockholders. The Corporate Governance and Nominating Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any stockholder of the Company. Any stockholder wishing to recommend an individual as a nominee for election at the Annual Meeting of Stockholders to be held in 2026 should send a signed letter of recommendation, to be received before May 7, 2026, to the following address: Resources Connection, Inc., 15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248; Attn: Rebecca Cottrell, Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as brief biographical information setting forth past and present directorships, employment, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. Our Bylaws include additional requirements regarding nominations of persons at a stockholders’ meeting other than by the Board. See “Questions and Answers — When must notice of business to be brought before an annual meeting be given and when are stockholder proposals and director nominations due for the 2026 annual meeting?”
Compensation Committee
The current members of the Compensation Committee are Mr. Carlile (Chair), and Messrs. Dimick, Fox, Gydé, and Pisano, each of whom satisfies the additional independence requirements specific to Compensation Committee members under applicable Nasdaq Listing Rules. Mr. Dimick will cease serving as a member of the Compensation Committee in conjunction with his retirement from the Board at the Annual Meeting.
The Compensation Committee is responsible for discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers. The Compensation Committee reviews and approves the compensation arrangements, plans, policies, and programs that apply to our executive officers. In discharging its duties, the Compensation Committee:
▪Reviews and approves the goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the performance of our Chief Executive Officer in light of those goals and objectives, and determines the terms of the compensatory agreements and arrangements for our Chief Executive Officer;
▪Reviews and approves all of the Company’s compensation programs applicable to our other executive officers, including all forms of salary and grants of annual incentives and equity compensation;
▪Reviews and approves any new compensation plan or any material change to an existing compensation plan available to executive officers and makes recommendations to the Board with respect to the adoption, amendment or discontinuation of the Company’s incentive compensation and equity-based plans that require Board approval;
▪Reviews and approves severance or similar termination payments to the Company’s executive officers;
▪Recommends to the Board development and succession plans for the senior management of the Company;
▪Establishes, reviews and evaluates the Company’s long-term strategy of employee compensation and utilization of different types of compensation plans in consultation with senior management; and
▪Periodically reviews the Company’s human capital policies, practices and programs, including related to employee well-being, employee professional development and non-executive compensation and benefits.
rgp. 2025 Proxy Statement — 23

BOARD OF DIRECTORS	TABLE OF CONTENTS
The Compensation Committee’s charter permits it to delegate duties and responsibilities to sub-committees or the Company’s management. However, the Compensation Committee has no current intention to delegate any of its authority with respect to determining executive officer compensation to any sub-committee or to management. The Compensation Committee takes into account our Chief Executive Officer’s recommendations regarding the corporate goals and objectives, performance evaluations and compensatory arrangements for the Company’s executive officers other than the Chief Executive Officer. In particular, the Compensation Committee considered the Chief Executive Officer’s recommendations regarding the appropriate base salaries and annual incentive compensation opportunity payouts under the EIP for fiscal 2025 for our executive officers (other than for our Chief Executive Officer whose base salary and annual incentive compensation was determined by the Compensation Committee).
Pursuant to its charter, the Compensation Committee is authorized in its sole discretion to retain compensation consultants and other advisors to assist it in carrying out its duties. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant or advisor, including sole authority to determine and approve the terms, costs and fees for such engagements, with reasonable compensation to be borne by the Company. The Compensation Committee determines whether to retain a compensation consultant on an annual basis in light of the status of the management team and the business needs of the organization at the relevant time. The Compensation Committee did not engage a compensation consultant during fiscal 2025 to provide advice or recommendations on the amount or form of executive and director compensation. In order to assist the Compensation Committee’s evaluation of executive compensation during fiscal 2025, the Compensation Committee reviewed data on the Company’s peer group pulled from Equilar’s Insight Data Platform, which is a web-based provider of historical information, products and proprietary survey data regarding executive compensation. The Compensation Committee used the data from Equilar generally as background information to assist in their decision-making process.
Audit Committee
The current members of the Audit Committee are Ms. Pierozzi (Chair), Ms. Collyns, and Messrs. Dimick, Kistinger and von Maltzan, each of whom satisfies the enhanced independence standards applicable to Audit Committee members pursuant to the Nasdaq Listing Rules and applicable rules promulgated under the Exchange Act. All five members of the Audit Committee qualify as financial experts, as defined in Item 407 of Regulation S-K. Mr. Dimick will cease serving as a member of the Audit Committee in conjunction with his retirement from the Board at the Annual Meeting.
The primary function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions; is directly responsible for the appointment, compensation and retention of the Company’s independent registered public accounting firm; and oversees the Company’s risk assessment and risk management policies, particularly the management of financial risks and technology-related risks, including cybersecurity and data protection. The Audit Committee also receives regular reports from our Vice President of Internal Audit, who directly reports to the Chair of the Audit Committee, and our Chief Information Officer, to assist with the management of the Company’s financial and technology-related risks. Additionally, the Audit Committee is directly responsible for the evaluation and oversight of the work of the independent registered public accounting firm, as described under “Independent Registered Public Accounting Firm” below, including ensuring such services are compatible with maintaining the independence of the independent registered public accounting firm. In discharging its duties, the Audit Committee:
▪Reviews and approves the scope of the annual audit and the independent registered public accounting firm’s fees;
▪Reviews and discusses with management and the independent registered public accounting firm the Company’s annual audited financial statements, quarterly financial statements, material accounting principles and related matters;
▪Meets independently with our internal finance and audit staff, our independent registered public accounting firm and our senior management;
▪Consults with our independent registered public accounting firm with regard to the plan of audit, the results of the audit and the audit report and confers with the independent registered public accounting firm regarding the adequacy of internal accounting controls; and
▪Reviews and approves all proposed related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K.
24 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	BOARD OF DIRECTORS
The Board’s Role in Risk Oversight
Our Board has an active role, as a whole and through its committees, in overseeing management of the Company’s risks. Our Board’s role in the risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including legal, cybersecurity, AI, operational, financial and strategic risks. These reports occur at regular and special meetings of the Board as appropriate. The involvement of our Board in reviewing, approving, and monitoring our fundamental financial and business strategies, as contemplated by our corporate governance documents, is critical to the determination of the types and appropriate levels of risk the Company undertakes. The Board’s committees, all comprised solely of independent directors, assist our Board in fulfilling its oversight responsibilities in certain areas of risk. The Compensation Committee oversees the management of risks relating to our executive compensation plans and arrangements. The Corporate Governance and Nominating Committee oversees the management of risks associated with the composition of the Board and other types of corporate governance risks within its area of responsibility. The Audit Committee oversees the Company’s risk assessment and risk management, particularly with respect to financial risks, such as financial reporting and accounting, internal controls, fraud, legal and regulatory compliance, and technology-related risks, including data protection and cybersecurity. The Audit Committee receives regular reports at each Audit Committee meeting from our Vice President of Internal Audit, who directly reports to the Chair of the Audit Committee. The Audit Committee also receives reports on a quarterly basis, and more frequently as needed, from our Chief Information Officer on cybersecurity risks and the Company’s ongoing cybersecurity training for employees, which typically occurs monthly. The Audit Committee and the entire Board also receive quarterly reports from our General Counsel on any material litigation involving the Company and various material risk management matters, if any. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through the committee reports regarding such risks and engages in a yearly review of leading risk indicators. This process enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Our Board believes the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and, therefore, do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.
Risk Assessment of Compensation Programs
We have reviewed our compensation programs across the Company to determine whether they encourage unnecessary or excessive risk taking, and we have concluded that they do not.
In particular, as to our compensation arrangements for our NEOs, the Compensation Committee takes risk into account in establishing and reviewing these arrangements. The Compensation Committee believes that our executive compensation arrangements do not encourage unnecessary or excessive risk taking for several reasons. First, the base salaries of our NEOs are fixed in amount and thus do not encourage risk taking. Second, while our EIP focuses on achievement of short-term or annual goals, and short-term goals may encourage the taking of short-term risks at the expense of long-term results, the EIP is only one component of our overall compensation program and is balanced by the focus of our long-term incentive awards on driving longer-term stockholder gains. Third, the Compensation Committee retains authority to exercise its discretion in determining the amount to award each NEO with respect to the qualitative component of our EIP based on its subjective assessment of the Company’s performance, the NEO’s individual performance, and any other factors the Compensation Committee may consider — including exposure to risk and risk management. Fourth, annual incentive awards are capped pursuant to our EIP so that our NEOs are not able to achieve unlimited reward for taking significant risk. The Compensation Committee believes that the EIP appropriately balances risk and the desire to focus NEOs on specific short-term goals important to our success, and that it does not encourage unnecessary or excessive risk taking over a short- or long-term measure.
In addition, a significant portion of the compensation provided to our NEOs is in the form of equity awards that are important to further align each NEO’s interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking. The PSUs are tied to performance over a three-year performance period and are capped pursuant to the terms of the award agreement to ensure that our NEOs are not incentivized to take short term risks to achieve unlimited rewards. Furthermore, the ultimate value of the RSUs and PSUs is tied to our stock price, and awards are generally granted on an annual basis and subject to long-term vesting schedules, to help ensure that NEOs always have significant compensation opportunities tied to long-term stock price performance.
rgp. 2025 Proxy Statement — 25

BOARD OF DIRECTORS	TABLE OF CONTENTS
Insider Trading Policy Summary
Our Board of Directors has adopted an Insider Trading Policy governing, among other things, purchases, sales and other transactions in our securities by directors, officers, and employees of the Company and its subsidiaries. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. Our Insider Trading Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended May 25, 2024 filed with the SEC on July 22, 2024.
Employee, Officer and Director Hedging And Pledging
Our Insider Trading Policy also prohibits all of our employees, officers and directors from entering into transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. Hedging transactions prohibited by our Insider Trading Policy include prepaid variable forwards, equity swaps, collars and exchange funds.
Additionally, our Insider Trading Policy prohibits our directors and officers from margining the Company’s securities or from pledging the Company’s securities as collateral for a loan. This Policy prevents a margin or foreclosure sale when the pledgor is aware of material non-public information or is otherwise not permitted to trade in the Company’s securities.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines, which direct our Board’s actions with respect to, among other things, our Board’s responsibilities, Board composition and selection of directors, Board meetings, our Board’s standing committees and procedures for appointing members of these committees, Board compensation, conduct and ethics standards for directors, and indemnification of directors. A current copy of our Corporate Governance Guidelines is posted on the Investor Relations — Governance & Policies section of our website at https://rgp.com/ir/policy-ethics/.
Code of Business Conduct and Ethics. The Company has also adopted the Code of Conduct that applies to everyone in the Company, including all of our directors, executive officers and employees. A current copy of our Code of Conduct is posted on the Investor Relations — Governance & Policies section of the Company’s website at https://rgp.com/ir/policy-ethics/. In addition, waivers from, and amendments to, our Code of Conduct that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, will be timely posted on the Investor Relations — Governance & Policies section of the Company’s website at https://rgp.com/ir/policy-ethics/ to the extent required by applicable SEC and Nasdaq rules.
Board Evaluation Process
Our Board annually conducts an extensive self-evaluation process to determine whether it and its committees are functioning effectively, soliciting each director’s views through a survey on, among other things, Board and committee performance and effectiveness, size, composition, agenda, process and schedule. This review is overseen by the Corporate Governance and Nominating Committee and culminates in a presentation and Board discussion of the results. In fiscal 2025, all committees were determined to be functioning effectively and in accordance with their respective charters and applicable SEC and Nasdaq rules.
Communications with the Board
Our Board provides a process for stockholders to send communications to the Board, to individual directors or to groups of directors, including non-management directors as a group. Communications should be sent to the Company’s corporate headquarters at 15950 North Dallas Parkway, Suite 330, Dallas, TX 75248, addressed to the attention of the specific group or individual or, if the communication is intended for all non-management directors, to the Chair of the Corporate Governance and Nominating Committee, the Chair of the Compensation Committee or the Chair of the Audit Committee and marked “Confidential, Intended for Recipient’s Review Only.” Upon receipt of any such communication, the material is forwarded directly to the addressee. If the communication is not directed to a specific individual, the material is forwarded to the Chair of the Audit Committee who reviews the content to determine its relevance and appropriate audience. The Company also maintains a Corporate Integrity Hotline, monitored by the Chair of the Audit Committee, so that any employee, stockholder or other interested party may use this vehicle to anonymously report problems or concerns involving ethical or compliance violations or complaints regarding accounting, internal accounting controls or auditing matters. Information about the hotline is posted on the Corporate Governance page of our website at https://rgp.com/csr-impact/corporate-governance/. The toll-free number for the Corporate Integrity Hotline is (866) 588-5733.
26 — rgp. 2025 Proxy Statement

Corporate Citizenship and Sustainability Efforts
The Company and our Board maintain a focus on corporate citizenship and sustainability matters that impact our employees, clients and their communities. We believe that environmentally and socially responsible operating practices go hand-in-hand with generating value for our stockholders and clients, being an employer of choice, and being good neighbors within our communities.
Our commitment to corporate citizenship and sustainability is more than a corporate imperative and proliferates in all that we do. We have conducted a materiality assessment to better understand our CSR and sustainability priorities. We have identified areas that we are prioritizing within our CSR strategy where we feel we can make the greatest positive impact:
▪Employee Engagement, Well-being & Retention
▪Inclusion and Belonging
▪Employee Recruitment, Training & Development
▪Business Ethics
▪Data Privacy & Cybersecurity
▪Environmental Sustainability
We are also committed to enhanced transparency of, and best practices in, our CSR and sustainability policies and practices. We publicly committed to set near-term GHG emissions reductions targets in line with the SBTi by January 2026.
During fiscal 2025, our ESG Committee continued to lead the Company’s CSR and sustainability strategy, with oversight by the Corporate Governance and Nominating Committee of the Board. The ESG Committee is a cross-functional advisory committee comprised of employees from various sectors and geographic locations. It meets regularly to discuss the Company’s general strategy with respect to CSR matters and makes recommendations to the Company’s executive leadership team on how the Company’s policies, practices and disclosures can respond to current and emerging CSR and sustainability issues.
Below are some of the ways in which we demonstrate our commitment to the environment, our employees and communities, and responsible governance.
Corporate Citizenship
Our Culture and Values
In a world of digital transformation, we are unified under the vision that we must keep business as human first. Our culture is built upon our shared, core values of Loyalty, Integrity, Focus, Enthusiasm, Accountability and Talent, and we believe this is a key reason for our success.

Loyalty	Integrity	Focus	Enthusiasm	Accountability	Talent
We strive to earn the trust of our clients, employees, and the communities we serve by operating in a legal, ethical and trustworthy manner. Our corporate policies and structure allow our employees, executives and board to lead with integrity and transparency. Our policies include our Code of Conduct, our Code of Vendor Conduct and Ethics, our Insider Trading Policy, our Anti-Bribery and Anti-Corruption Policy, and our Corporate Social Responsibility Policy. Our Code of Conduct covers topics such as honest and candid conduct, conflicts of interest, disclosure controls and procedures, protecting confidential information, anti-corruption, compliance with laws, rules and regulations, fair dealing, equal opportunities and non-harassment, and maintaining a safe workplace. The Code of Conduct also provides direction for reporting complaints in the event of alleged violations of our policies, including through our Corporate Integrity Hotline, which is available 24/7 and monitored by the Chair of the Audit Committee. The Code of Conduct reflects our commitment to operating in a fair, honest, responsible and ethical manner. Our Corporate Social Responsibility Policy sets forth the principles to which we adhere and that guide our conduct, including our commitment to human rights, inclusion and belonging, labor health and safety, anti-bribery, anti-corruption, community involvement, responsible environmental management and commitment to our people.
rgp. 2025 Proxy Statement — 27

CORPORATE CITIZENSHIP AND SUSTAINABILITY EFFORTS	TABLE OF CONTENTS
Inclusion and Belonging
At RGP, we aim to create a workplace where people feel valued and supported. We believe our success comes from building teams with unique skills, perspectives and backgrounds. We offer three employee resource groups (“ERGs”) open to all employees — Women in Leadership, Multicultural, and Interfaith ERGs—which are voluntary, employee-led groups that are dedicated to fostering an inclusive work environment. Additionally, we are proud that 100% of our NEOs and 44% of our directors on our Board identify as women or as racially or ethnically diverse.
Engagement with our Communities
Through both volunteerism and philanthropic efforts, we are dedicated to contributing to the communities in which we operate. We support and encourage our employees to volunteer their time and donate to local or national charitable causes. In fiscal 2025, we continued our charitable giving matching fund with company matching contributions upwards of $100,000. Since fiscal 2021, we have supported approximately 250 unique charitable organizations with over $500,000 in contributions. For fiscal 2026, we will match employees’ charitable contributions to select charitable organizations up to $75,000 and will also donate up to $25,000 to charitable causes where our employees volunteer their time. We also encourage our employees' community involvement through our Spirit of Volunteerism Initiative, which supports causes important to employees. We are committed to fostering growth, community and connections both inside and outside of RGP.
Employee Well-being, Resilience and Growth
Employee safety and well-being is of paramount importance to us. Our Global Business Continuity Team continues to improve our disaster preparedness plans and implement strategies to manage the health and security of our employees, business continuity, client confidence and excellent customer service.
To promote employee wellbeing and collaboration, we continued to offer a hybrid work policy, where employees are invited to work collaboratively with colleagues in the office and are permitted to work remotely as desired. Our goal is to help every human in our workforce maintain a positive, productive and connected work experience. We provide productivity and collaboration tools and resources for employees working remotely. During fiscal 2025, we also enhanced and promoted programs to support our employees’ physical and mental wellbeing, including the launch of a wellness app, YuLife, to all U.S. employees. This gamified app is designed to promote healthy habits by rewarding employees for walking, cycling, meditating and brain training. We continue to support physical, mental and financial wellness through communications and webinars. Our You Matter recognition program is ongoing and allows employees to share gratitude and kudos for colleagues. We also offer an Employee Assistance Program for U.S. employees and a Global Workforce Support Program for our international employees. Both programs provide resources to support personal and family health and wellbeing.
Building Strong Leaders and Talent Management
Strong “human leadership” is critical to fostering employee engagement and positioning employees to perform at their best. We offer “Leadership U” to foster leadership development, peer mentorship opportunities and to support the building and maintenance of high-performing teams. In fiscal 2025, we saw a continued and strengthened desire from employees seeking authentic, empathetic and adaptive behaviors from their leaders. For these reasons, we invest in the ongoing professional development of our employees and leaders. We designed and delivered curated programs such as “Leadership U” to onboard and acclimate employees to the business and promote personal, professional and leadership growth.
Successful talent development starts with hiring the right people. We seek to recruit and hire candidates that demonstrate skills and competencies that align with our core values and that have an aptitude to further develop and expand those capabilities. After onboarding, our Life + Learning team remains committed to providing employees with training and development opportunities to allow our employees to progress in their careers. We offer newly hired employees the opportunity to participate in our “RGP U” program to accelerate and support their integration into our organization. This program gives our new hires a connected cohort to drive a sense of belonging early in their career at RGP and offers their leaders a more efficient use of individual coaching time with new employees. We also offer “RGP U Consultant” to ensure strong connectivity and supported success in a consultant’s first year with RGP. Additionally, we offer a Sales Effectiveness curriculum focused on deepening sales and client service acumen and effectiveness.
28 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	CORPORATE CITIZENSHIP AND SUSTAINABILITY EFFORTS
In addition, we continued to invest in the professional development and growth of our employees as we focused on employee experience, effectiveness, upskilling and reskilling in a changing work environment. This support was focused and delivered to all employees with emphasis in the areas of leadership development, on-boarding, functional/technical learning and digital fluency. We continued to actively engage with our internal leaders by integrating wellness and leadership development topics into our quarterly senior leadership meetings. We also conducted intentional leader listening forums and mentorship programs to help guide our leaders during fiscal 2025.
Sustainability
We believe that environmental sustainability is good for our planet and our bottom line. While, as a global human capital company, our environmental footprint is relatively small, we remain committed to reducing our environmental impact. We plan to release the results of our GHG inventory covering fiscal 2025 operations in Fall 2025. We intend to utilize the results of this analysis to set near-term targets in line with the SBTi by January 2026. Our Global Environmental Responsibility Policy further outlines our approach to conserving natural resources and reducing our climate impact.
As set forth in our Global Environmental Responsibility Policy, our goals are to (1) operate our offices in an environmentally sound manner, (2) conserve natural resources by recycling materials, purchasing recycled materials when practical, and reducing waste produced by our business, (3) reduce our impact on global climate change and pollution by reducing our GHG emissions through reduced commuting and business travel by our employees and smarter electricity usage, (4) improve our energy conservation and efficiency practices through improved technologies and employee education, and (5) sustainably use natural resources to ensure minimal impact on the quality of these resources.
The actions we have and continue to take to reduce our environmental footprint and be environmentally responsible include: (1) reducing our global real estate footprint by over 67,000 square feet during fiscal 2025 by utilizing shared workspaces, designating virtual offices, expanding our use of technology to allow more employees to work virtually, and selling our Irvine, California office building; (2) reducing our use of paper by transitioning nearly all of our client invoices to electronic billing, implementing electronic paystubs for all U.S. employees, reducing our use of print-based marketing materials in favor of digital assets and distributing our proxy statement and annual report electronically; and (3) minimizing our Company’s carbon emissions through reduced commuting due to our use of virtual offices and hybrid approach to remote and in-office work and maximizing the use of technology for virtual meetings. Cumulatively since fiscal 2021, we have reduced our real estate footprint by over 263,000 square feet.
rgp. 2025 Proxy Statement — 29

Director Compensation
Under our director compensation policy, annual compensation for the members of our Board who are not employed by us or any of our subsidiaries (referred to herein as a “non-employee directors”) consists of an annual cash retainer, an additional cash retainer for non-employee directors serving in certain positions as described below and an annual equity award. In the case of a non-employee director who is newly elected or appointed to our Board, such director is eligible to receive a pro-rated cash retainer and pro-rated equity award. Our Board reserves the right to modify the director compensation policy from time to time.
Cash Compensation
Pursuant to the terms of our director compensation policy, each non-employee director then in office receives an annual cash retainer (“Annual Board Retainer”) and an additional cash retainer for holding certain positions (“Additional Retainers”). The following table sets forth the schedule of Annual Board Retainer and Additional Retainers as in effect during fiscal 2025:

Type of Fee	Dollar Amount ($)

Annual Board Retainer	50,000
Additional Annual Retainer for Chair of the Board	250,000
Additional Annual Lead Independent Director Retainer	30,000
Additional Retainer for Audit Committee Chair	35,000
Additional Retainer for Compensation Committee Chair	15,000
Additional Retainer for Corporate Governance and Nominating Committee Chair	10,000
Additional Retainer for Service on the Audit Committee	5,000
Additional Retainer for Service on the Compensation Committee	5,000
Additional Retainer for Service on the Corporate Governance and Nominating Committee	2,500
Each such retainer is paid at the start of each calendar year, and as a result, covers different fiscal years. Newly elected or appointed non-employee directors will receive a pro-rata portion of the Annual Board Retainer and any applicable Additional Retainers, with the pro-ration based on the number of calendar days remaining in the calendar year that the director first serves as a non-employee director or held the particular position, as the case may be. Non-employee directors are also generally reimbursed for out-of-pocket expenses they incur serving as directors.
Equity Compensation

Type of Award	Amount of Award

Annual Equity Award	Restricted stock (or restricted stock units or cash, as described below) with a fair value of $100,000 on the grant date
New Director Award	Pro-rata portion of Annual Equity Award
30 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	DIRECTOR COMPENSATION
Annual Equity Awards for Continuing Board Members
On the first trading day of each calendar year, each non-employee director then in office will automatically be granted an award of restricted stock (or, as discussed below, RSUs) with respect to shares of the Company’s common stock with a grant value of approximately $100,000 (the “Annual Equity Award”). The number of shares of the Company’s common stock subject to such restricted stock (or RSU) award will be determined by dividing the Annual Equity Award grant value of $100,000 by the per-share closing price of the Company’s common stock on the date of grant and rounding down to the nearest whole share. Directors who own Company stock in excess of ten times the applicable guideline level under our stock ownership guidelines, set forth below under “Director Compensation — Stock Ownership Guidelines for Directors,” are permitted to elect a vested cash payment in lieu of the annual equity award.
Initial Equity Awards for New Directors
Each newly elected or appointed non-employee director is granted an initial award of restricted stock (or, as discussed below, RSUs) upon joining the Board. The number of shares subject to such restricted stock (or RSU) award will be determined by dividing the Annual Equity Award grant value of $100,000 (pro-rated based on the number of days remaining in the calendar year that the director first serves as a non-employee director) by the per-share-closing price of the Company’s common stock on the date of grant (rounded down to the nearest whole share).
An employee or former employee of the Company or one of its subsidiaries who ceases or has ceased to be so employed and becomes a non-employee director will be eligible for an initial equity award grant and will also be eligible for cash compensation and annual equity awards on the same basis as other non-employee directors, as described above.
Provisions Applicable to All Non-Employee Director Equity Awards
For fiscal 2025, each equity award granted to the non-employee directors was made under and subject to the terms and conditions of the 2020 Plan. Non-employee director equity awards are evidenced by, and subject to the terms and conditions of, an award agreement in the form approved by our Board to evidence such type of grant pursuant to the 2020 Plan. Each award vests in equal annual installments over the four-year period following the grant date. Non-employee directors are also entitled to cash dividend and stockholder voting rights with respect to outstanding and unvested restricted stock awards.
Restricted stock and RSU awards are generally forfeited as to the unvested portion of the award upon the non-employee director’s termination of service as a director of the Company for any reason. However, in the event the non-employee director ceases to serve as a director due to his or her mandatory retirement as may be required pursuant to the Company’s retirement policy as then in effect for members of our Board, each restricted stock and RSU award held by the director that is then outstanding and otherwise unvested will generally become immediately vested and nonforfeitable. Restricted stock and RSU awards granted to non-employee directors, to the extent then outstanding and unvested, will become fully vested and nonforfeitable in the event of a change in control of the Company.
Directors Deferred Compensation Plan
Our non-employee directors may elect, pursuant to our Directors Deferred Compensation Plan, to defer payment of all or a portion of their compensation for service on our Board.
In the case of a deferral of an equity award, the non-employee director is granted RSUs in lieu of restricted stock. RSUs granted in lieu of a restricted stock award are subject to the four-year vesting requirement noted above.
In the case of a deferral of cash compensation, the director receives a number of RSUs equal to the amount of the cash compensation being deferred, divided by the per-share closing price of a share of our common stock on the date that the cash compensation would have been paid but for the deferral. RSUs credited in lieu of cash compensation are fully vested.
RSUs credited with respect to deferrals by non-employee directors (“deferred stock units”) cannot be voted or sold. Deferred stock units accrue dividend equivalents, credited in the form of additional stock units, if and when dividends are paid on our common stock. The dividend equivalent stock units are subject to the same payment terms as the stock units to which they relate, provided that dividend equivalents are fully vested. Deferred stock units generally become payable, in a lump sum or a series of installment payments as elected by the director, when the director no longer serves on our Board. Deferred stock units are settled in cash, based on the value of a share of common stock at the time of payment.
Messrs. Dimick, von Maltzan, and Kistinger each elected to defer their equity award for the 2025 calendar year. None of the directors elected to defer their cash compensation for the 2025 calendar year.
rgp. 2025 Proxy Statement — 31

Director Compensation — Fiscal 2025
The following table presents information regarding the compensation paid for fiscal 2025 to our non-employee directors who served on the Board at any point during the fiscal year. The compensation paid to Ms. Duchene, our President and Chief Executive Officer, is presented below in the “Executive Compensation Tables for Fiscal 2025 — Summary Compensation Table — Fiscal 2023 to 2025” and the related explanatory tables. Ms. Duchene did not receive separate compensation for her service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)
Roger Carlile(3)	90,582	157,526	—	—	248,108
Anthony Cherbak	50,000	99,992	—	—	149,992
Susan M. Collyns	69,344	99,992	—	—	169,336
Neil F. Dimick	60,000	99,992	—	—	159,992
Robert Kistinger	57,500	99,992	—	—	157,492
Marco von Maltzan	58,586	99,992	—	—	158,578
Donald B. Murray(4)	—	—	—	—	—
Lisa M. Pierozzi	103,791	99,992	—	—	203,783
A. Robert Pisano	410,874	99,992	—	—	510,866
David P. White(5)	110,533	99,992	—	—	210,525
(1)The amounts reported in column (c) of the table above reflect the fair value on the grant date of the restricted stock (or RSU) award granted to our non-employee directors during fiscal 2025, as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards contained in Note 15 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Fiscal 2025 Annual Report.
(2)As described above, on January 2, 2025, each of our non-employee directors then serving on our Board was granted an award of 11,467 shares of restricted stock, or a grant of 11,467 RSUs if they chose to defer the equity portion of their compensation. Each such non-employee director’s restricted stock (or RSU) award had a fair value for financial statement reporting purposes equal to $99,992 on the grant date (11,467 shares times the $8.72 per share closing price of a share of Company common stock on the grant date).
(3)Mr. Carlile was appointed to our Board effective June 3, 2024. Mr. Carlile received an initial grant of 5,087 shares of restricted stock upon his appointment to the Board with a fair value for financial statement reporting purposes equal to $57,534 on the grant date (5,087 shares times the $11.31 per share closing price of a share of Company common stock on the grant date).
(4)Mr. Murray resigned from the Board on July 26, 2024 and received no compensation for his services on the Board during fiscal 2025.
(5)Mr. White resigned from the Board on August 3, 2025.

32 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	DIRECTOR COMPENSATION - FISCAL 2025
Aggregate Outstanding Equity Awards
The following table presents the aggregate number of outstanding unexercised options to acquire shares of Company common stock, number of unvested shares of Company restricted stock and number of unvested Company RSUs held by each of our non-employee directors as of May 31, 2025.

Name	Number of Options Outstanding (#)	Number of Shares of Unvested Restricted Stock and Unvested Restricted Stock Units (#)

Roger Carlile	—	16,554
Anthony Cherbak	140,000	20,913
Susan M. Collyns	—	18,584
Neil F. Dimick	—	20,913
Robert Kistinger	—	20,913
Marco von Maltzan	—	20,913
Donald B. Murray	—	—
Lisa M. Pierozzi	—	20,913
A. Robert Pisano	—	20,913
David P. White	—	21,599
Stock Ownership Guidelines For Directors
Effective July 2024, we revised our Stock Ownership Guidelines applicable to our non-employee members of our Board and our NEOs. Please see “Compensation Discussion and Analysis — Stock Ownership Guidelines for NEOs” below for information on the guidelines applicable to our NEOs.
Under our Stock Ownership Guidelines, all of our non-employee directors should own Company common stock equal in value to three times the annual board cash retainer (excluding additional annual retainers for committee service, Lead Independent Director service and Chair of the Board service). Stock that counts towards satisfaction of the ownership guidelines (“Qualifying Shares”) includes:
▪Shares of common stock beneficially held, either directly or indirectly;
▪Restricted stock issued and held whether vested or unvested;
▪Shares subject to outstanding time-based RSU awards, whether vested or unvested, including any stock units credited as dividend equivalents with respect to such RSU awards;
▪Shares subject to vested but deferred stock units, including any stock units credited as dividend equivalents with respect to such RSU awards; and
▪Shares of common stock held following the exercise of a stock option or payment of other equity award.
All individuals covered by these guidelines should satisfy the applicable stock ownership guidelines within five years of first becoming subject to them. If a covered individual’s guideline level of ownership changes as a result of a change in the guidelines, a change in position or a change in retainer, the individual should satisfy the applicable guidelines within three years of such change. Since our guidelines were modified in July 2024, all our non-employee directors have at least until July 2027 to meet the revised Stock Ownership Guidelines. The Company’s Stock Ownership Guidelines are available on the Investor Relations — Governance & Policies page of the Company’s website at https://rgp.com/ir/policy-ethics/.
As of May 31, 2025, the measurement date for fiscal 2025, each of our current non-employee directors meets the stock ownership guidelines or has time remaining to fulfill such guidelines.

rgp. 2025 Proxy Statement — 33

Policy Regarding Treatment of Related Party Transactions
The Company’s policies and procedures for the review, approval or ratification of related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K are set forth in the written charter of the Audit Committee. Pursuant to its charter, the Audit Committee must review and approve all proposed related-person transactions that are subject to disclosure pursuant to Item 404 of Regulation S-K before the Company is permitted to enter into any such transaction. In determining whether to approve related-person transactions, the Audit Committee considers the relevant facts and circumstances of the related-person transaction available to the Audit Committee and to take into account, among other factors it deems appropriate, whether the related-person transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct.
The Audit Committee approved one related-party transaction that occurred during fiscal 2025. Clearsight Advisors, Inc. (“Clearsight”) served as the financial advisor to Reference Point LLC (“Reference Point”) in connection with the Company’s purchase of 100% of the membership interests of Reference Point on July 1, 2024 for $23 million, subject to adjustment as set forth in the Membership Interest Purchase Agreement between Reference Point and the Company. Claire Duchene, the daughter of our Chief Executive Officer, Kate Duchene, is employed as an associate of Clearsight. As consideration for Clearsight’s engagement, Clearsight received a fee of approximately $1 million paid by Reference Point. The specific nature and amount of Claire Duchene’s compensation from Clearsight was not disclosed to the Company but the Company was advised by Clearsight that Claire Duchene did not receive any compensation or other benefits that were tied to or directly influenced by her role in connection with the acquisition of Reference Point. In connection with its approval of this related-person transaction, the Audit Committee considered the terms of the Reference Point acquisition, including the fact that Claire Duchene’s compensation from Clearsight may have been impacted by the fee paid to Clearsight, determining that the transactions contemplated were advisable and in the best interest of the Company and its stockholders. Since the beginning of fiscal 2025, there were no other reportable related-party transactions under Item 404 of Regulation S-K.
34 — rgp. 2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table contains information about the beneficial ownership of our common stock as of August 20, 2025, except as otherwise indicated in the footnotes to the table below, for:
▪each person known by the Company who beneficially owns more than five percent of the common stock of the Company;
▪each of our directors;
▪each NEO named in the Summary Compensation Table; and
▪all current directors and executive officers as a group.
Unless otherwise indicated, the address for each person or entity named below is c/o Resources Connection, Inc., 15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated below, the percentage of beneficial ownership is based on 33,369,581 shares of the Company’s common stock outstanding as of August 20, 2025.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Shares Outstanding (%)**

Directors and Named Executive Officers
Jeffrey H. Fox(1)	1,298,676	3.89
Kate W. Duchene(2)	704,361	2.09
Anthony Cherbak(3)	229,808	*
A. Robert Pisano(4)	111,038	*
Jennifer Y. Ryu(5)	86,065	*
Roger Carlile(6)	66,554	*
Bhadresh Patel(7)	43,426	*
Lisa M. Pierozzi(8)	37,282	*
Neil F. Dimick(9)	35,273	*
Robert Kistinger(10)	35,273	*
Susan M. Collyns	20,956	*
Filip J. L. Gydé	9,433	*
Marco von Maltzan(11)	2,000	*
Executive Officers and Directors as a group (13 persons)(12)	2,680,145	7.91
5% Stockholders
BlackRock Inc.(13)	2,711,443	8.10
The Vanguard Group(14)	1,998,822	5.97
Royce & Associates, LP(15)	1,897,569	5.67
Poplar Point Capital Management LLC and affiliates(16)	1,867,345	5.60
Dimensional Fund Advisors LP(17)	1,651,537	5.00
rgp. 2025 Proxy Statement — 35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	TABLE OF CONTENTS
*    Represents less than 1%.
**    We determine beneficial ownership in accordance with the rules of the SEC. We deem (i) shares subject to options that are currently exercisable or exercisable within 60 days after August 20, 2025 and (ii) RSUs (including dividend equivalents credited with respect to such RSUs) vesting within 60 days after August 20, 2025, as outstanding for purposes of computing the share amount and the percentage ownership of the person(s) holding such awards, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person. For those listed in the 5% Stockholders section of the table, we have reflected the percentage ownership as provided in the filing.
(1)Includes 1,289,243 shares of common stock owned by CG Core Value Fund LP. Mr. Fox has a pecuniary interest in these shares and also has investment power over these shares given his role as Chief Executive Officer of Circumference Group LLC, which serves as the management company of the CG Core Value Fund. LP
(2)Includes 336,000 shares of common stock subject to options exercisable within 60 days of August 20, 2025.
(3)Includes 25,000 shares beneficially owned by Mr. Cherbak in The Cherbak Family Trust, Anthony C. Cherbak and Debra L. Cherbak Trustees and 400 shares owned by Mr. Cherbak as custodian of a child’s account. Mr. Cherbak has sole voting and investment power over shares held in these trusts. Also includes 140,000 shares of common stock subject to options exercisable within 60 days of August 20, 2025.
(4)Includes 10,536 shares beneficially owned by Mr. Pisano in the Pisano Living Trust, Robert A. Pisano Trustee. Mr. Pisano has sole voting and investment power over shares held in the trust.
(5)Includes 30,000 shares of common stock subject to options exercisable within 60 days of August 20, 2025.
(6)Includes 50,000 shares beneficially owned by the Carlile Family Trust, Roger Carlile and Rita Carlile, Trustees. Mr. and Ms. Carlile have joint voting and investment power over the shares held in the trust.
(7)Includes 4,500 shares of common stock subject to options exercisable within 60 days of August 20, 2025.
(8)Includes 18,662 shares beneficially owned by Ms. Pierozzi in the Apsley Belgrave Trust, Lisa M. Pierozzi as Trustee. Ms. Pierozzi has sole voting and investment power over shares held in the trust.
(9)Does not include 67,753 deferred stock units that will be paid out in cash at the end of service to the extent then-vested.
(10)Includes 35,273 shares beneficially owned by Mr. Kistinger in the Anne T. Kistinger Trust, Anne Kistinger Trustee. Ms. Kistinger has sole voting and investment power over the shares held in this trust. Does not include 67,753 deferred stock units that will be paid out in cash at the end of service to the extent then-vested.
(11)Does not include 62,802 deferred stock units that will be paid out in cash at the end of service to the extent then-vested.
(12)Includes 510,500 shares of common stock subject to options exercisable within 60 days of August 20, 2025.
(13)According to a Schedule 13G/A filed with the SEC on November 8, 2024, by BlackRock, Inc., as of September 30, 2024, BlackRock, Inc. has sole voting power with respect to 2,654,659 shares of common stock and sole dispositive power with respect to 2,711,443 shares of common stock. The subsidiaries of BlackRock, Inc. that hold shares of our common stock being reported are listed in the Schedule 13G/A. The address of BlackRock, Inc., as listed in the Schedule 13G/A, is 50 Hudson Yards, New York, NY 10001.
(14)According to a Schedule 13G/A filed with the SEC on November 12, 2024, by The Vanguard Group, as of September 30, 2024, The Vanguard Group has shared voting power with respect to 57,641 shares of common stock, sole dispositive power with respect to 1,929,537 shares of common stock and shared dispositive power with respect to 69,285 shares of common stock. The address of The Vanguard Group, as listed in the Schedule 13G/A is 100 Vanguard Blvd., Malvern, PA 19355.
(15)According to a Schedule 13G/A filed with the SEC on October 17, 2024, by Royce & Associates, LP, as of September 30, 2024, Royce & Associates, LP has sole voting power with respect to 1,897,569 shares of common stock and sole dispositive power with respect to 1,897,569 shares of common stock. The address of Royce & Associates, LP, as listed in the Schedule 13G/A is 745 Fifth Avenue, New York, NY 10151.
(16)According to a Schedule 13D filed with the SEC on August 21, 2025, by Poplar Point Capital Management LLC, Poplar Point Capital Partners LP, Poplar Point Capital GP LLC and Jad Fakhry (collectively, “Poplar Point Capital”), as of August 20, 2025, Poplar Point Capital has shared voting power with respect to 1,867,345 shares of common stock and shared dispositive power with respect to 1,867,345 shares of common stock. Poplar Point Capital Management LLC serves as the investment advisor to Poplar Point Capital Partners LP, Poplar Point Capital GP LLC serves as the general partner of Poplar Point Capital Partners LP and Jad Fakhry serves as the manager for Poplar Point Capital Management LLC. The address of Poplar Point Capital, as listed in the Schedule 13D, is 330 Primrose Road, Suite 400, Burlingame, CA 94010.
(17)According to a Schedule 13G/A filed with the SEC on July 15, 2025, by Dimensional Fund Advisors LP, as of June 30, 2025, Dimensional Fund Advisors LP has sole voting power with respect to 1,613,256 shares of common stock, and sole dispositive power with respect to 1,651,537 shares of common stock. The address of Dimensional Fund Advisors LP, as listed in the Schedule 13G/A, is 6300 Bee Cave Road, Building One, Austin, TX 78746. As disclosed in the Schedule 13G/A, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager to certain Dimensional Funds, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares of the Company’s common stock that are owned by the Dimensional Funds and may be deemed to be the beneficial owner of the shares of the common stock of the Company held by the Dimensional Funds. However, all the shares of the Company’s common stock reported in the table above are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such shares of the Company’s common stock.
36 — rgp. 2025 Proxy Statement

Delinquent Section 16(A) Reports
Section 16 of the Exchange Act requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. We are required to disclose any failure of these executive officers, directors and 10% stockholders to file these reports by the required deadlines. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no report on Form 5 was required for such persons, we believe that, for the reporting period covering fiscal 2025, all executive officers and directors complied, on a timely basis, with all their reporting requirements under Section 16(a) for such fiscal year with the exception of a Form 4 filed by each of Messrs. Dimick, Kistinger and von Maltzan on April 3, 2025, reporting the dividend equivalent shares accrued on previously awarded phantom shares in accordance with the terms of the Director Deferred Compensation Plan, and by each of Mses. Duchene and Ryu and Mr. Patel on April 3, 2025, reporting the dividend equivalent rights accrued on previously awarded restricted stock units.
rgp. 2025 Proxy Statement — 37

Independent Registered Public Accounting Firm
Fees
RSM US LLP (“RSM”) served as our independent registered public accounting firm for the years ended May 31, 2025 and May 25, 2024. The following table shows information about RSM’s fees for services provided to the Company in fiscal 2025 and 2024.

	2025 ($)	2024 ($)

Audit Fees	2,678,200	1,922,125
Audit Related Fees(1)	4,010	4,050
Tax Fees(2)	16,820	6,530
All Other Fees	—	—
(1)Audit Related Fees include those fees for professional services reasonably related to the performance of foreign audits or review of foreign financial statements.
(2)Tax Fees include global compliance and reporting for our tax return and information-reporting requirements.
Audit Committee Policy Regarding Pre-Approval of Services of Independent Registered Public Accounting Firm
As set forth in its charter, the Audit Committee has the sole authority to review in advance, and grant any appropriate pre-approval of: (1) all auditing services to be provided by the independent registered public accounting firm and (2) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The pre-approval of non-auditing services can be delegated by the Audit Committee to one or more of its members, but the decision must be presented to the full Audit Committee at the next scheduled meeting. In fiscal 2025 and 2024, all fees of RSM were pre-approved by the Audit Committee.
2026 Change Of Auditor
On July 29, 2025, as previously disclosed in our Current Report on Form 8-K filed with the SEC on August 4, 2025 (the “2025 Form 8-K”), the Audit Committee approved the dismissal of RSM as the Company’s independent registered accounting firm and approved the appointment of Ernst & Young LLP as the Company’s new independent registered public accounting firm for the fiscal year ending May 30, 2026 and related interim periods.
During the Company’s most recent fiscal years ended May 31, 2025 and May 25, 2024 and the subsequent interim period through July 29, 2025, (i) there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to RSM’s satisfaction, would have caused RSM to make reference to the subject matter of the disagreement in connection with its report and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except that as initially reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended August 24, 2024, a material weakness was identified relating to the management review control of certain inputs into the valuation analysis in connection with goodwill impairment analyses, resulting in a change to the goodwill impairment amount recorded for the Company’s Europe and Asia Pacific segment as of August 24, 2024 (the “material weakness”). As reported in Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended February 22, 2025, the Company had concluded that the material weakness had been remediated.
38 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit report of RSM on the consolidated financial statements of the Company for the fiscal years ended May 31, 2025 and May 25, 2024 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In accordance with Item 304(a)(3) of Regulation S-K, the Company provided RSM with a copy of the preceding disclosures and requested that RSM furnish the Company with a letter addressed to the SEC stating that it agrees with the above statements. A copy of RSM’s letter, dated August 4, 2025 is filed as Exhibit 16.1 to the 2025 Form 8-K and is incorporated herein by reference. Representatives of RSM US LLP do not intend to be present at the Annual Meeting.
During the Company’s two most recent fiscal years ended May 31, 2025 and May 25, 2024 and for the subsequent interim period through July 29, 2025, neither the Company nor anyone on its behalf consulted Ernst & Young LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, in connection with which neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
rgp. 2025 Proxy Statement — 39

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2026
The Audit Committee of the Board has appointed the accounting firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to conduct the annual audit of the Company’s financial statements for fiscal 2026. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.
A representative of Ernst & Young LLP will be available at the Annual Meeting to answer any appropriate questions concerning the independent registered public accounting firm’s areas of responsibility and will have an opportunity to make a statement if he or she desires to do so.

The Board unanimously recommends that stockholders vote FOR Proposal 2 to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2026.

40 — rgp. 2025 Proxy Statement

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.
Audit Committee Report
To the Board of Directors of Resources Connection, Inc.:
As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities fall into three categories:
▪first, the Audit Committee is responsible for overseeing the preparation of and reviewing the quarterly and annual financial reports prepared by the Company’s management, including discussions with management and the Company’s outside independent registered public accounting firm regarding significant accounting and reporting matters;
▪second, the Audit Committee is responsible for the engagement, compensation, retention and oversight of all of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting), as well as determining whether the outside registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the public accounting firm’s communications with the Audit Committee concerning independence); and
▪third, the Audit Committee oversees management’s implementation of effective systems of internal controls.
The Audit Committee has reviewed and discussed with the Company’s management and RSM US LLP, its independent registered public accounting firm, for the year ended May 31, 2025, the Company’s audited financial statements for the year ended May 31, 2025, known as the Audited Financial Statements. Management advised the Audit Committee that the Audited Financial Statements were prepared in accordance with generally accepted accounting principles. In addition, the Audit Committee discussed with RSM US LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee also has received and reviewed the written disclosures and the letter from RSM US LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with that firm its independence from the Company. The Audit Committee also discussed with the Company’s management and RSM US LLP such other matters, and received such assurances from that firm, as the Audit Committee deemed appropriate.
Management is responsible for the Company’s internal controls and the financial reporting process. RSM US LLP was responsible for performing an independent audit of the Company’s financial statements and the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon.
Based on the foregoing review and discussions and a review of the reports of RSM US LLP with respect to the Audited Financial Statements, and relying thereon, the Audit Committee recommended to the Company’s Board the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025.

The Audit Committee Lisa M. Pierozzi, Chair Susan M. Collyns Neil F. Dimick Robert Kistinger Marco von Maltzan
rgp. 2025 Proxy Statement — 41

Executive Compensation
The following discussion of named executive officer compensation contains descriptions of various employment-related agreements and employee compensation plans. These descriptions are qualified in their entirety by reference to the full text or detailed descriptions of the agreements and plans that we have filed as exhibits to our Fiscal 2025 Annual Report.
Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s compensation philosophy, explains the objectives of our compensation programs and sets forth the elements of the compensation paid or awarded to, or earned by our NEOs for fiscal 2025.
The Company’s NEOs for fiscal 2025 are:

Name	Age	Position

Kate W. Duchene	62	President and Chief Executive Officer
Jennifer Y. Ryu	50	Executive Vice President and Chief Financial Officer
Bhadresh Patel	51	Chief Operating Officer
Fiscal 2025 Executive Summary
The Compensation Committee is responsible for setting the compensation of the NEOs. In determining elements of compensation for fiscal 2025 for our NEOs, the Compensation Committee considered the Company’s business results as discussed in more detail in this CD&A. The following are certain highlights of our business results for fiscal 2025:
▪We achieved revenue of $551.3 million for fiscal 2025;
▪We achieved gross margin of 37.6% for fiscal 2025;
▪We reduced our SG&A expenses by 3.3% as compared to fiscal 2024 ($202.0 million in fiscal 2025, as compared to $208.9 million in fiscal 2024);
▪We generated a net loss of $191.8 million for fiscal 2025, including a non-cash goodwill impairment charge of $194.4 million;
▪We achieved Adjusted EBITDA(5) of $23.5 million for fiscal 2025;
▪We realized an Adjusted EBITDA Margin(5)(6) of 4.3% for fiscal 2025;
▪We generated $18.9 million in cash flow from operations;
▪We returned $18.6 million to stockholders in fiscal 2025 through the Company’s dividend program;
▪We retained 78% of our top 100 clients; and
▪We ended fiscal 2025 with cash and cash equivalents plus borrowings available under our senior secured revolving loan facility of $260.1 million.

$551.3 million revenue	$23.5 million Adjusted EBITDA	37.6% gross margin	4.3% Adjusted EBITDA Margin	1,600 clients

(5)Adjusted EBITDA is calculated as net income (loss) before amortization expense, depreciation expense, interest and income taxes plus or minus stock-based compensation expense, amortized ERP system costs, technology transformation costs, goodwill impairment, acquisition costs, gain on sale of assets, restructuring costs, and contingent consideration adjustments, as reported in the Company’s financial statements. See pages 36-37 of the Fiscal 2025 Annual Report for a discussion of the adjustments made and a reconciliation of those adjustments to net income, the most directly comparable GAAP financial measure, to compute Adjusted EBITDA.
(6)Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue.
42 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Highlights of the executive compensation program for fiscal 2025 include:
Base Salaries. The Compensation Committee reviewed the base salaries of our NEOs for fiscal 2025 in light of the Company’s general financial performance and growth and the base salaries of similarly situated executives in the Company’s peer group. As a result, the Compensation Committee increased Ms. Ryu’s base salary to $500,000 for fiscal 2025 but did not increase Ms. Duchene or Mr. Patel’s base salaries for fiscal 2025.
Annual Incentives. All of our NEOs participated in our EIP during fiscal 2025. The EIP reflects a pay for performance culture. Incentives are earned based on Company performance, measured by the Company’s Revenue(7) and Adjusted EBITDA Margin(5)(6) achieved for fiscal 2025, and individual qualitative performance criteria. If the Company does not achieve the threshold level of financial performance under the EIP, the amount payable under the qualitative performance criteria is capped at 50% of the target annual incentive. The maximum amount that may be earned under the EIP is 300% of the target annual incentive.
Although the Company did not achieve its financial targets for fiscal 2025, the Compensation Committee determined that each of our NEOs met or exceeded their individual performance goals for fiscal 2025 and displayed outstanding leadership through an uncertain macroeconomic climate. However, Ms. Duchene recommended that only Ms. Ryu be awarded an EIP award for fiscal 2025 in recognition of her significant contributions to the Company in fiscal 2025. The Compensation Committee agreed with Ms. Duchene’s recommendation. Accordingly for fiscal 2025, Ms. Ryu received an EIP award of $200,000 and Ms. Duchene and Mr. Patel did not receive any EIP awards.
Performance-Based Long-Term Incentives. Fifty percent of the NEOs’ annual equity incentive awards in fiscal 2025 were granted in the form of PSUs. The PSUs will be eligible to vest at the end of a three-year performance period consisting of fiscal 2025-2027 based on the Company’s Revenue(7) and Adjusted EBITDA Margin(5)(6) (also referred to as Adjusted EBITDA Percentage in the award agreements) achieved over the performance period. The total number of shares that may be earned for these PSUs ranges from zero to 150% of the target number of shares based on performance over that three-year period.
The remaining 50% of the NEOs’ annual equity incentive awards in fiscal 2025 were granted in the form of time-based RSUs that vest annually over a four-year period. We believe these PSUs and RSUs align the interests of our NEOs with our stockholders and create a retention incentive over the vesting period. These awards were made pursuant to our 2020 Plan.
In recognition of the NEOs’ outstanding leadership in fiscal 2024, including by closing two acquisitions in fiscal 2024 and early fiscal 2025, the Compensation Committee awarded each of the NEOs a time-based RSU award in August 2024. These RSUs cliff-vested in August 2025. No other long-term incentive awards were granted to our NEOs in fiscal 2025.
Stock Ownership Guidelines. To help focus our NEOs on long-term stockholder value, we maintain guidelines requiring our NEOs to own a significant amount of the Company’s stock. These guidelines were revised in July 2024 to require our NEOs to hold an even greater amount of the Company’s stock. See “Stock Ownership Guidelines for NEOs” below.
Compensation Governance
Our Board appoints each executive officer of the Company. The Compensation Committee has responsibility for setting the compensation of our executive officers. The Compensation Committee has sole authority to determine the compensation of our Chief Executive Officer. In setting the compensation of executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. See “Board of Directors — Compensation Committee” above for a discussion of the powers and responsibilities of the Compensation Committee and the role that our Chief Executive Officer plays in compensation decisions. Except as otherwise noted in this CD&A, the Compensation Committee’s decisions are subjective and the result of its business judgment, which is informed by the experiences of the members of the Compensation Committee.

(7)Revenue is defined for purposes of the fiscal 2025 EIP and the PSUs as the Company’s consolidated revenue as reported in the Company’s financial statements, with adjustments to exclude the material impact of any change in accounting standards implemented during fiscal 2025 or for any merger, acquisition or sale that occurs during fiscal 2025.
rgp. 2025 Proxy Statement — 43

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Compensation Philosophy
Our compensation philosophy is to deliver NEO compensation that will allow us to attract and retain highly qualified executives while maintaining a strong relationship between executive pay and Company performance. In a professional services business, we believe talent is the Company’s critical asset. The Company must maintain a compensation program that allows us to compete against public and private firms for exceptional talent around the globe utilizing an appropriate mix of cash and equity reward elements. In structuring our current executive compensation programs, we are guided by the following principles:
“At Risk” Compensation/Pay for Performance. A significant portion of each NEO’s compensation should be “at risk” and tied to the Company’s attainment of our annual and long-term financial and business objectives, including retaining our team-oriented culture.
As illustrated in the charts below, for fiscal 2025 approximately 75% of our Chief Executive Officer’s and an average of 70% of our other NEOs’ target total direct compensation(8) was not guaranteed but rather was tied to metrics related to Company performance and/or stock price, and therefore meaningfully “at risk.” Furthermore, approximately half of our NEOs’ target total direct compensation is tied to the Company’s financial performance.

CEO	Average of All Other NEOs

25% Base Salary
46% Long-Term Incentive
29% Target Annual Incentive
52%
Performance Based
75%
At Risk

30% Base Salary
43% Long-Term Incentive
27% Target Annual Incentive
49%
Performance Based
70%
At Risk

Competitive Compensation. The Company’s executive compensation programs should provide a fair and competitive compensation opportunity that enables us to attract and retain superior executive talent in the global market.
Alignment with Stockholder Interests. Executive compensation should be structured to include variable elements that link executives’ financial reward to stockholder return, and executive stock ownership should be encouraged.
We have implemented this pay for performance philosophy through the following program design.
Compensation Program Design
While embracing the Company’s compensation philosophy, the Compensation Committee has designed the executive compensation programs to achieve the following objectives: (1) reinforce the Company’s goals and business objectives, with an eye toward longer-term prosperity and success; (2) pay for performance in a manner that supports growth and innovation without encouraging excessive risk; (3) align the interests of management and stockholders by weighting a significant portion of total reward opportunities on long-term performance awards; (4) allow the Company to attract, retain and motivate key executives by providing competitive compensation with an appropriate mix of fixed and variable elements; and (5) appreciate the culture of the Company in recognizing and supporting outstanding team-based performance and behaviors that demonstrate our core values. As described in more detail below, the material elements of our current executive compensation programs for NEOs include a base salary; an annual, cash-based incentive compensation opportunity; a long-term equity incentive opportunity; and potential severance and other benefits payable in connection with termination of employment or change in control.

(8)Target total direct compensation means the NEO’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the target number of shares subject to the award) of annual long-term incentive awards granted to the NEO in fiscal 2025. Target total direct compensation as shown in this proxy statement does not include the value of the one-time grants of time-based restricted stock units to the NEOs in August 2024.
44 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives, as illustrated by the table below:

Compensation Element	Compensation Objectives Designed to be Achieved

Base Salary	▪Attract, motivate, reward and retain high-caliber talent
Annual Cash Incentive Compensation Opportunity	▪Directly link pay to performance ▪Incentivize creation of stockholder value ▪Attract, motivate, reward and retain high-caliber talent
Long-Term Equity Incentives	▪Incentivize creation of stockholder value ▪Directly link pay to performance ▪Attract, motivate, reward and retain high-caliber talent
Severance and Other Benefits Potentially Payable Upon Termination of Employment or a Change in Control	▪Attract, motivate, reward and retain high-caliber talent
Use of Compensation Consultant
During fiscal 2025, the Compensation Committee did not engage an independent compensation consultant. Pursuant to its charter, the Compensation Committee has the authority in its sole discretion to retain an independent consultant as it deems appropriate and necessary. The Compensation Committee did not make significant changes to the compensation program design during the fiscal year and, therefore, determined it was not in the best interests of the Company, nor necessary, to incur the additional costs of engaging such services for fiscal 2025. In order to assist the Compensation Committee’s evaluation of executive compensation during fiscal 2025, the Compensation Committee reviewed data on the Company’s peer group pulled from Equilar’s Insight Data Platform, which is a web-based provider of historical information, products and proprietary survey data regarding executive compensation. The Compensation Committee used the data from Equilar generally as background information to assist in their decision-making process.
Use of Peer Group Data
The individual compensation elements of our program are intended to create a total compensation package for each NEO that we believe achieves our compensation objectives and provides competitive compensation opportunities relative to companies in our comparative peer group.
For fiscal 2025, as is its annual practice, the Compensation Committee reviewed the composition of the Company’s peer group to help ensure its alignment with the Company’s size, practice areas, business model delivery and geographic reach. The Compensation Committee reviews the composition of the peer group each year and approves any change to the peer group. After a review of both our peers in the marketplace and those that major advisory firms, such as Institutional Shareholder Services (“ISS”), include in our services sector peer group, the Compensation Committee determined that for the peer group used for fiscal 2025 executive compensation decisions: (i) FTI Consulting, Inc. should be removed from our peer group as they have significantly larger revenue and market capitalization compared to the Company and (ii) Upwork, Inc. and Willdan Group, Inc. should be added to our peer group as they are closer in size and industry to the Company. For fiscal 2025, the peer group consisted of the following eleven professional services companies, and we believe it reflects the competitive landscape in which the Company operates and competes for talent.

Peer Group Companies

Barrett Business Services, Inc.	CBIZ, Inc.	CRA International, Inc.
Heidrick & Struggles International, Inc.	Huron Consulting Group, Inc.	ICF International, Inc.
Kforce, Inc.	Korn Ferry	Mistras Group, Inc.
Upwork Inc.	Willdan Group, Inc.
rgp. 2025 Proxy Statement — 45

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
The chart below contains information on revenue, market capitalization and employee head count for our named peer group(1).

Company Name	Performance Data Date	Annual Revenue ($MM)	Market Cap ($MM)	Number of Employees (#)

Barrett Business Services, Inc.	12/31/24	1,144.5	1,211.3	135,727
CBIZ, Inc.	12/31/24	1,813.5	3,352.4	10,000
CRA International, Inc.	12/31/24	687.4	1,227.4	946
Heidrick & Struggles International, Inc.	12/31/24	1,115.7	938.1	2,201
Huron Consulting Group, Inc.	12/31/24	1,521.8	2,134.6	7,230
ICF International, Inc.	12/31/24	2,019.8	1,747.8	7,998
Kforce, Inc.	12/31/24	1,405.3	564.9	1,700
Korn Ferry	4/30/25	2,761.1	3,754.5	9,253
Mistras Group, Inc.	12/31/24	729.6	275.3	4,800
Upwork Inc.	12/31/24	769.3	1,746.4	600
Willdan Group, Inc.	12/31/24	565.8	1,660.5	1,761
Resources Connection, Inc.	5/31/25	551.3	153.4	3,055
(1)The information contained in the chart was obtained from Equilar and based on each peer group company’s public filings. Annual revenue is presented for each peer company for the fiscal year ended as of the performance data date indicated above. Market capitalization information is presented based on the closing trading price for each company’s common stock at its fiscal year-end as of the performance data date indicated above.
In addition to the peer group data, the Compensation Committee also reviews summary statistical information from survey data about general industry practices in private companies and partnerships with which we compete for talent. In reviewing this information, the Compensation Committee does not focus on any one company included in the surveys to make its decisions.
Our compensation evaluation process generally involves comparing the base salaries, annual incentive compensation opportunities, total cash compensation and long-term equity incentive opportunities provided to our NEOs to similar compensation opportunities provided to comparable executives at our peer group companies. Although these benchmarks and other survey data represent useful background, the Compensation Committee exercises its judgment and discretion in setting individual executive compensation packages. This data is used by the Compensation Committee, not to set specific targets vis-à-vis peer company executives, but to assess as background data in determining what it considers in its judgment to be fair and reasonable pay practices for our NEOs. Our Company operates what we believe is a unique compensation program that reinforces a team-based culture and rewards NEOs for Company and team-based results as well as particular individual achievements.
Role of Stockholder Say-on-Pay Votes and Investor Feedback
The Company’s stockholders are provided with an opportunity to cast an annual advisory vote on the Company’s executive compensation program through the say-on-pay proposal. At the Company’s annual meeting of stockholders held in October 2024, approximately 93.7% of the votes cast supported the Company’s say-on-pay proposal. The Compensation Committee believes this strong result affirms stockholders’ support of the Company’s approach to its executive compensation program, including the use of performance-based equity awards to further align executive compensation with the Company’s financial goals. Given this strong support, the Compensation Committee did not change its approach to executive compensation or executive compensation program design for fiscal 2025, and believes the executive compensation program in place, as in prior years, includes a number of features that further the goals of the Company’s executive compensation program and reflect current best practices. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for the NEOs.
46 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
Elements of Pay for Named Executive Officers
Base Salary
The Compensation Committee generally reviews the base salary paid to each NEO on an annual basis. Under each NEO’s employment agreement, the Compensation Committee may increase the NEO’s then current base salary on its review, but it may not reduce the base salary level.
In determining whether base salary increases for fiscal 2025 for the NEOs were appropriate, the Compensation Committee considered the Company’s general financial performance and growth and the base salaries and total cash compensation earned by comparable executives at the Company’s peer group companies (based on their published data). Based on the foregoing, the Compensation Committee determined that Ms. Ryu’s base salary should be increased for fiscal 2025 to better align her base pay with the median of other CFOs at the Company’s peer group. The Compensation Committee further determined that Ms. Duchene and Mr. Patel’s base salaries in effect at the start of the fiscal year were appropriate and did not increase either of their base salaries for fiscal 2025. For fiscal 2025, Ms. Duchene’s base salary remained at $825,000 annually, Ms. Ryu’s base salary was increased by $38,000 to $500,000 annually and Mr. Patel’s base salary remained at $550,000 annually.
Column (c) of the “Summary Compensation Table — Fiscal 2023 — 2025” in the “Executive Compensation Tables for Fiscal 2025” section below shows the base salary paid to each NEO for fiscal 2025.
Annual Incentive Compensation
The Company’s annual incentive compensation plan for NEOs is the EIP. Each of the NEOs participated in the EIP for fiscal 2025. The EIP sets forth each participant’s target annual incentive compensation opportunity and the overall annual incentive structure and mechanics, which includes both a quantitative and qualitative component, used to determine the participant’s incentive cash award for the fiscal year. For fiscal 2025, the Compensation Committee set the following terms for the NEOs under the EIP:
▪The target annual incentive compensation opportunity for each of the NEOs for fiscal 2025 was as follows: Ms. Duchene: $950,000, Ms. Ryu: $400,000 and Mr. Patel: $550,000. The increase in Mr. Patel’s target annual incentive opportunity for fiscal 2025 was made pursuant to his employment agreement entered into in connection with his promotion to COO in April 2024. No changes were made to Mses. Duchene’s or Ryu’s target annual incentives from the fiscal 2024 target levels.
▪The threshold incentive compensation opportunity for each NEO was equal to 50% of the NEO’s target incentive award and the maximum incentive compensation opportunity for each NEO was equal to 300% of the NEO’s target incentive award.
Each NEO’s threshold, target and maximum annual incentive percentages were generally determined by the Compensation Committee in its discretion based on its subjective assessment of several factors, including comparable annual incentive opportunities in effect for comparable executives at our peer group companies (based on their published data), total cash compensation and equity awards earned by comparable executives at our peer group companies (based on their published data), internal comparability with percentage targets of other executives within the Company, and the Company’s objective of creating appropriate at-risk incentives to reinforce our team-based management culture and maximize stockholder value. The Compensation Committee also determined that these levels provided for fair and competitive rewards to the NEOs after reviewing historical data regarding the peer group companies and using its own subjective judgment and knowledge of the industry’s pay practices.
rgp. 2025 Proxy Statement — 47

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Each participant’s incentive opportunity under the EIP is determined based on quantitative and qualitative components, as shown in the following chart:

Annual Target Incentive $	X	Annual Revenue/Adjusted EBITDA Margin Multiplier 0% - 200%	X	Annual Qualitative Performance Multiplier 0% - 150%	=	Performance Period Incentive Payout $

As shown above, the quantitative component of the EIP is determined based on the Company’s Revenue(7) and Adjusted EBITDA Margin(5)(6) achieved for the fiscal year (with each metric weighted 50%). The Compensation Committee selected these quantitative performance metrics for the EIP because it believes such measures are closely correlated to our annual business objectives and growth in stockholder value, and are straightforward to administer, understand and communicate. The Revenue and Adjusted EBITDA Margin targets for fiscal 2025 were both set at levels that the Compensation Committee determined would make the targets challenging but achievable if the Company performed at a high level. Threshold level of performance (which is equal to 80% of the performance target set for each metric) must be achieved for both quantitative metrics for any amount to be payable with respect to the quantitative multiplier under the EIP. The Maximum level of performance is achieved if the Company achieves 110% or more of the performance target set for a metric.

	Threshold Revenue (80% of Target)	Target Revenue (100%)	Maximum Revenue (110% of Target)

Threshold Adjusted EBITDA Margin (80% of Target)	50%	75%	100%
Target Adjusted EBITDA Margin (100%)	75%	100%	150%
Maximum Adjusted EBITDA Margin (110% of Target)	100%	150%	200%
As shown in the chart above, the quantitative metrics are combined to determine the overall quantitative multiplier achieved for the year. For example, if Target Revenue and Threshold Adjusted EBITDA Margin were achieved for fiscal 2025, the quantitative multiplier would be equal to 75% of the target annual incentive. For Adjusted EBITDA Margin or Revenue performance between the levels indicated, the quantitative multiplier will be determined using bilinear interpolation between points. If the Company achieved performance for both metrics above the Maximum level, the quantitative multiplier would be capped at 200%. If the Company does not achieve at least the Threshold level of performance for both quantitative metrics, the maximum bonus that may be paid with respect to the qualitative portion of the award is 50% of the target annual incentive opportunity.
The following table sets forth the target performance levels established by the Compensation Committee for the EIP and the actual results achieved by the Company for fiscal 2025. As shown in the table below, for fiscal 2025, the Company achieved the Threshold Revenue but did not achieve the Threshold Adjusted EBITDA Margin, thus the quantitative multiplier was 0% for fiscal 2025.

Quantitative Metric	Fiscal 2025 Target	Fiscal 2025 Results	Percentage of Target Achieved

Revenue	$659.0 million	$551.3 million	83.7%
Adjusted EBITDA Margin	7.00%	4.30%	60.9%
The qualitative performance multiplier portion of each NEO’s annual incentive compensation opportunity is determined based on the Compensation Committee’s assessment of each NEO’s impact on enterprise objectives and strategic initiatives, achievement of pre-established individual performance goals, and other qualitative contributions determined by the Compensation Committee. The Company believes this mix of quantitative and qualitative components provides appropriate incentives to achieve pre-established goals while giving the Compensation Committee some flexibility to reward other achievements.
48 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
For fiscal 2025, since the Company did not meet the Threshold Revenue or Threshold Adjusted EBITDA Margin targets, the maximum amount that could be paid under the EIP with respect to the qualitative portion of the award was 50% of the target annual incentive opportunity. The Compensation Committee determined that each of the NEOs met or exceeded their individual performance goals for fiscal 2025 and displayed outstanding leadership through an uncertain macroeconomic climate. However, Ms. Duchene recommended that only Ms. Ryu be awarded an EIP award for fiscal 2025 in recognition of her significant contributions to the Company’s cost cutting initiatives and her leadership of the Company’s finance and accounting functions in fiscal 2025. The Compensation Committee agreed with Ms. Duchene’s recommendation and approved a fiscal 2025 EIP award of $200,000 for Ms. Ryu. The Compensation Committee determined that no amount would be awarded under the EIP for Ms. Duchene and Mr. Patel for fiscal 2025.
Long-Term Incentive Awards
Fiscal 2025 Equity Awards. The Company’s view is that the NEOs’ long-term compensation should be directly linked to the value provided to our stockholders. Consistent with prior fiscal years and to continue to align the NEOs’ compensation with the Company’s financial goals, in fiscal 2025 the Compensation Committee granted 50% of the NEO’s long-term compensation in the form of PSUs with the remaining 50% in the form of time-based RSUs. As described in further detail below, the PSUs will be eligible to vest at the end of a three-year performance period based on the Company’s Revenue(7) and Adjusted EBITDA Margin(5)(6) (also referred to as Adjusted EBITDA Percentage in the award agreements) achieved over the performance period, with each metric weighted 50%. The Compensation Committee selected these performance metrics for the PSUs because it believes such measures are closely correlated to our long-term business objectives and growth in stockholder value and are commonly used by investors to determine the profitability of the Company over a period of time. Furthermore, RSUs and PSUs align award recipients’ interests with our stockholders’ interests because the value of these awards is dependent upon our stock price, and these awards serve as an important retention tool as NEOs generally must remain employed for a period of years before the awards fully vest.
In November 2024, the Compensation Committee approved the annual grant for fiscal 2025 to each of our NEOs in the form of time-based RSUs and a “target” number of PSUs, each expressed as a dollar value that was then converted into a number of RSUs/PSUs based on the Company’s closing stock price on the date of grant. These dollar values are set forth in the table below.

NEO	Time-Based RSUs ($)(1)	PSUs ($)(1)	Total Equity Award Value ($)

Kate W. Duchene	750,000	750,000	1,500,000
Jennifer Y. Ryu	375,000	375,000	750,000
Bhadresh Patel	375,000	375,000	750,000
(1)These amounts are the values approved by the Compensation Committee in November 2024 and converted into the corresponding number of RSUs and the “target” number of PSUs based on the closing price of the Company’s common stock on the date of grant of the awards and rounded down to the nearest whole share. For the accounting fair value of these awards as reflected in the Summary Compensation Table, please refer to footnote (1) to the Summary Compensation Table.
The size of the annual equity award granted to each of our NEOs is a decision made by the Compensation Committee in the exercise of its business judgment. In making this determination, the Compensation Committee considers its general assessment of the Company’s financial performance, Company morale, success in developing a productive management team, and risk management. The Compensation Committee also takes into account the total cash compensation paid to the NEOs in our immediately preceding fiscal year, the number and value of equity awards previously granted to the NEOs, dilution effects on our stockholders, the need to ensure that an appropriate number of shares would be available for equity awards to less-senior employees, the number and value of long-term equity awards made to comparable executives at our peer group companies (based on their published data), and the goal of providing the NEOs with total long-term equity compensation and total compensation amounts that we think are appropriate and competitive. We believe the size of each NEO’s annual equity award is consistent with our compensation objectives of paying for performance and putting a significant portion of the NEOs’ total compensation “at risk.” After a review of the factors described in the preceding paragraph, the Compensation Committee determined that the annual equity award values granted in fiscal 2025 should be less than the annual equity award values granted in fiscal 2024 for each of the NEOs (other than for Mr. Patel who was promoted to COO in late fiscal 2024) in order to minimize the dilutive effect of the awards, while still keeping the NEOs focused on increasing stockholder value into the future.
rgp. 2025 Proxy Statement — 49

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
Fiscal 2025 Time-Based RSUs. The time-based RSUs vest in a series of annual installments over a four-year vesting period. We believe this four-year vesting period provides an incentive for the NEOs to remain in our employ, and also focuses the NEOs on the long-term performance and business objectives of the Company for the benefit of our stockholders. We believe the four-year vesting period is consistent with compensation practices in the market generally and strikes an appropriate balance between the interests of the Company, our stockholders and the individual NEOs in terms of the incentive, value creation and compensatory aspects of these equity awards.
Fiscal 2025 PSUs. The PSUs vest after a three-year performance period covering fiscal 2025 through fiscal 2027 if, and to the extent, the performance vesting conditions have been achieved by the Company. Such determination will be made by the Compensation Committee within sixty days following the end of the performance period. The number of vested PSUs (“Vested PSUs”) will be determined based on the Company’s Revenue and Adjusted EBITDA Percentage achieved for the performance period. The Vested PSUs will be determined by multiplying the target number of PSUs (including any dividend equivalents previously credited to the award) by the applicable percentage determined in accordance with the following table:

	Threshold Revenue (85% of Target)	Target Revenue (100%)	Stretch Revenue (110% of Target)

Threshold Adjusted EBITDA % (85% of Target)	50%	75%	100%
Target Adjusted EBITDA % (100%)	75%	100%	125%
Stretch Adjusted EBITDA % (110% of Target)	100%	125%	150%
For Adjusted EBITDA Percentage or Revenue performance between the levels indicated, the applicable percentage will be determined using bilinear interpolation between points. The maximum number of Vested PSUs that may be achieved is capped at 150% of the target number of PSUs. In addition, no portion of the PSUs will be earned if the Company does not achieve both the Threshold Revenue and Adjusted EBITDA Percentage levels for the performance period.
Vesting of Fiscal 2023 PSUs. In November 2022, the Compensation Committee awarded the NEOs PSUs that had a three-year performance period from fiscal 2023 through fiscal 2025 (the “Fiscal 2023 PSUs”). These PSUs had a structure similar to the PSUs awarded in November 2024. The Fiscal 2023 PSUs are described more fully in the Company’s 2023 Proxy Statement. In July 2025, the Compensation Committee determined that the Company did not achieve Threshold Revenue and Threshold Adjusted EBITDA performance over the performance period from fiscal 2023 to fiscal 2025 resulting in forfeiture of the Fiscal 2023 PSUs. The following table sets forth the target performance levels established by the Compensation Committee for the Fiscal 2023 PSUs and the actual results achieved by the Company for the fiscal 2023 through fiscal 2025 performance period.

Quantitative Metric	Fiscal 2023-2025 Target	Fiscal 2023-2025 Results	Percentage of Target Achieved

Revenue	$2.623 billion	$1.933 billion	73.7%
Adjusted EBITDA Percentage	12.2%	9.1%	74.3%
One-Time Equity Award. In recognition of the NEOs’ outstanding leadership in fiscal 2024, including by closing two acquisitions in fiscal 2024 and early fiscal 2025, the Compensation Committee awarded each of the NEOs a time-based RSU award in August 2024. These RSUs cliff vested after 12 months. The grant date value of these RSUs were as follows: Ms. Duchene: $332,500, Ms. Ryu: $150,000, and Mr. Patel: $110,000. This dollar value was then converted into a number of RSUs based on the Company’s closing stock price on the date of grant.
50 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	COMPENSATION DISCUSSION AND ANALYSIS
General Description for RSUs and PSUs. Each RSU and PSU represents and is paid in one share of our common stock, subject to the satisfaction of applicable vesting conditions, which further aligns our NEOs’ interests with those of our stockholders. The NEOs do not have the right to vote or (with limited exceptions such as in connection with death or by court order in connection with a divorce) dispose of any RSUs or PSUs prior to the time the shares are actually issued. Each RSU and PSU is granted in tandem with a corresponding dividend equivalent right that entitles the NEO to be credited with additional RSUs or PSUs upon the Company’s payment of dividends to stockholders if the dividend equivalent right is or was outstanding on the record date. Any such additional RSUs or PSUs credited in respect of dividend equivalent rights are subject to the same vesting terms as the underlying RSUs or PSUs and vest (if at all) together with the underlying RSU or PSU to which they relate.
Perquisites
During fiscal 2025, the NEOs were eligible to participate in the Company’s retirement and health and welfare programs that are generally available to other employees in the Company. In addition, each NEO received a modest automobile allowance. The Compensation Committee believes these modest perquisites are consistent with competitive practices and help us attract and retain talent.
Change In Control and Severance Benefits
The Company believes that severance protections play a valuable role in attracting and retaining high caliber talent. In the competitive professional services industry in which we operate, where executives are commonly being recruited by both more established companies and by start-up ventures, severance and other termination benefits are an effective way to offer executives financial security to offset the risk of accepting an opportunity with another company. Pursuant to their employment agreements in effect during fiscal 2025, each of the NEOs would be entitled to severance payments if the NEO’s employment was terminated by the Company without cause or by the NEO for good reason. Because we believe that a termination by an NEO for good reason (or constructive termination) is conceptually the same as an actual termination by the Company without cause, we believe it is appropriate to provide severance benefits following such constructive termination of the NEO’s employment. The level of severance benefits for our Chief Executive Officer differs from the other NEOs because of the scope and responsibility of the position and the competitive pay practices for the role. The NEOs’ severance benefits are generally the result of negotiations with the NEO and set at levels we believe are reasonable, consistent with similarly situated executives at our peer companies and fits our objective of attracting and retaining team-oriented executives. The employment agreements also provide for the accelerated vesting of equity awards upon a change in control of the Company. Our equity award agreements also provide for continued or accelerated vesting in connection with certain terminations of the award holder’s employment or a change in control of the Company.
The NEOs’ employment agreements and the accelerated vesting provisions of the equity award agreements are described in further detail in the narrative following the “Description of Employment Agreements — Cash Compensation” section and in the “Potential Payments upon Termination or Change in Control” section below.
Stock Ownership Guidelines for NEOs
We maintain ownership guidelines for our NEOs that were revised in July 2024 to require our NEOs to hold a greater number of shares of our Company’s stock to further align their interests with those of our stockholders. Under the revised stock ownership guidelines:
▪The Chief Executive Officer should own Company common stock equal in value to five times her base salary.
▪Each other NEO should own Company common stock equal in value to three times the NEO’s base salary.
Stock that counts towards satisfaction of the ownership guidelines (“Qualifying Shares”) includes:
▪Shares of common stock beneficially held, either directly or indirectly;
▪Restricted stock issued and held whether vested or unvested;
▪Shares subject to outstanding time-based RSU awards, whether vested or unvested, including any stock units credited as dividend equivalents with respect to such RSU awards;
▪Shares subject to vested but deferred stock units, including any stock units credited as dividend equivalents with respect to such RSU awards; and
▪Shares of common stock held following the exercise of a stock option or payment of other equity award.
rgp. 2025 Proxy Statement — 51

COMPENSATION DISCUSSION AND ANALYSIS	TABLE OF CONTENTS
All NEOs covered by these guidelines should satisfy the applicable stock ownership guidelines within five years of first becoming subject to them. If a covered individual’s guideline level of ownership changes as a result of a change in the guidelines or a change in position or compensation, the individual should satisfy the applicable guidelines within three years of such change. Since our guidelines were modified in July 2024, all our NEOs have at least until July 2027 to meet the revised Stock Ownership Guidelines.
As of May 31, 2025, the measurement date for fiscal 2025, each of our NEOs meets the stock ownership guidelines or has time remaining to fulfill such guidelines.
Tax Deductibility of Executive Compensation
Federal income tax law generally disallows a tax deduction to publicly-held companies for compensation paid to a current or former NEO that exceeds $1 million during the tax year. Certain stock options granted by the Company before November 2, 2017, as well as certain amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. There can be no assurance that any compensation the Company intended to be deductible will in fact be deductible. Although the potential deductibility of compensation is one of the factors the Compensation Committee notes when designing the Company’s executive compensation program, the Compensation Committee has the flexibility to take any compensation-related actions it determines are in the best interests of the Company and its stockholders, including awarding compensation that will not be deductible for tax purposes.
Decisions for Fiscal 2026
In July 2025, the Compensation Committee approved the Company’s executive compensation program for fiscal 2026 and reviewed each NEO’s base salary and target annual cash incentive compensation (the “target annual cash compensation”). In determining each NEO’s target annual cash compensation for fiscal 2026, the Compensation Committee considered each NEO’s length of service and performance in his or her role, the Company’s general financial performance and growth, and the target annual cash compensation of comparable executives at the Company’s peer group companies (based on their published data). Based on this analysis, the Compensation Committee determined the NEOs’ base salary and target annual cash incentive opportunities remained appropriate for fiscal 2026 and did not make any changes.
52 — rgp. 2025 Proxy Statement

The following report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed
Compensation Committee Report on Executive Compensation
The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

THE COMPENSATION COMMITTEE Roger Carlile, Chair Neil F. Dimick Jeffrey H. Fox Filip J.L. Gydé A. Robert Pisano
Compensation Committee Interlocks and Insider Participation
The Compensation Committee members whose names appear on the Compensation Committee Report above served as members of the Compensation Committee for all of fiscal 2025, except for Mr. Carlile who was appointed to the Board and Compensation Committee on June 3, 2024 and Messrs. Fox and Gydé who were appointed to the Board and Compensation Committee on June 26, 2025. David White served as a member of the Compensation Committee all of fiscal 2025 and until his resignation from the Board in August 2025. No member of the Compensation Committee at any time during fiscal 2025 was an executive officer or employee of the Company during or prior to fiscal 2025, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2025.
rgp. 2025 Proxy Statement — 53

Executive Compensation Tables for Fiscal 2025
Summary Compensation Table — Fiscal 2023 to 2025
The following table presents information regarding compensation of our NEOs for services rendered during fiscal 2023, 2024 and 2025. Unless otherwise noted, the footnote disclosures apply to fiscal 2025 compensation. For an explanation of the amounts included in the table for fiscal 2023 or 2024, please see the footnote disclosures in our Proxy Statement for the corresponding fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kate W. Duchene President and Chief Executive Officer	2025	825,000	—	1,832,485	—	—	—	15,831	2,673,316
	2024	825,000	—	1,999,984	—	—	—	25,523	2,850,507
	2023	791,346	—	2,099,971	—	1,097,000	—	25,592	4,013,909
Jennifer Y. Ryu Executive Vice President and Chief Financial Officer	2025	500,000	—	899,987	—	200,000	—	20,019	1,620,006
	2024	462,000	—	849,995	—	—	—	24,252	1,336,247
	2023	445,308	—	699,978	—	532,000	—	23,938	1,701,224
Bhadresh Patel Chief Operating Officer	2025	550,000	—	859,988	—	—	—	15,635	1,425,623
	2024	395,192	—	799,968	—	—	—	25,816	1,220,976
(1)The amounts reported in column (e) of the table above reflect the fair value on the grant date of the stock awards granted to our NEOs in the applicable fiscal year. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see (i) for fiscal 2025, the discussion of RSU and PSU awards contained in Note 15 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Fiscal 2025 Annual Report, and (ii) similar Stock Based Compensation Plan notes contained in the Company’s Consolidated Financial Statements filed on Form 10-K for prior fiscal years as to the stock awards granted in those years. The amounts included in the Summary Compensation Table above, and in the tables below in this footnote, are determined as of the grant date and may not be indicative of the value actually received by the NEO if the award vests.
In each of fiscal 2023, 2024 and 2025, the Company granted PSUs to the NEOs that vest, in part, based on the Company’s performance. As required by the applicable SEC rules, the accounting fair value of the PSUs awarded in each fiscal year was determined based on the probable outcome of the performance-based conditions applicable to the awards (determined as of the grant date of the awards, as determined for accounting purposes). For these purposes, as of the grant date of the awards we determined that the “target” level of performance was the probable outcome of the applicable performance-based conditions. Accordingly, for the PSUs, the accounting fair value is included for the NEOs as Stock Award compensation for the year in which the grant was made based on the “target” number of shares subject to the awards. Under the terms of the PSUs at grant, between 0% and 150% of the target number of shares subject to the awards can vest, based on performance and the other vesting conditions applicable to the awards. The following tables present the accounting fair value (determined as described above as of the grant date of the awards) of the PSUs awarded to the NEOs in fiscal 2023, 2022 and 2025 under two sets of assumptions: (a) assuming that the target level of performance would be achieved as to the performance-based conditions and (b) assuming that the highest level of performance would be achieved (i.e. 150% of the target level).

	Fiscal 2023 PSUs

Executive Officer	Grant Date Fair Value (Target Level of Performance)($)	Grant Date Fair Value (Maximum Level of Performance)($)

Kate W. Duchene	1,049,986	1,574,979
Jennifer Y. Ryu	349,989	524,984
54 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES FOR FISCAL 2025

	Fiscal 2024 PSUs

Executive Officer	Grant Date Fair Value (Target Level of Performance)($)	Grant Date Fair Value (Maximum Level of Performance)($)

Kate W. Duchene	999,992	1,499,988
Jennifer Y. Ryu	424,997	637,496
Bhadresh Patel	249,988	374,982

	Fiscal 2025 PSUs

Executive Officer	Grant Date Fair Value (Target Level of Performance)($)	Grant Date Fair Value (Maximum Level of Performance)($)

Kate W. Duchene	749,995	1,124,992
Jennifer Y. Ryu	374,997	562,496
Bhadresh Patel	374,997	562,496
(2)The amounts reported in column (g) above represent amounts earned under the EIP for the applicable fiscal year.
(3)The following table identifies the items reported in column (j) “All Other Compensation” for each NEO for fiscal 2025:

Executive Officer	Automobile Allowance ($)	401(k) Plan Matching Contribution ($)	Total ($)

Kate W. Duchene	15,000	831	15,831
Jennifer Y. Ryu	15,000	5,019	20,019
Bhadresh Patel	15,000	635	15,635
Description of Employment Agreements — Cash Compensation
We have entered into employment agreements or employment letter agreements with each of the NEOs. The salary and bonus terms of each agreement are briefly described below. Provisions of these agreements relating to outstanding equity incentive awards, if any, and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement.
Kate W. Duchene. On February 3, 2020, we entered into a new employment agreement with Ms. Duchene, which we amended by a letter agreement on January 20, 2021. The February 2020 agreement supersedes Ms. Duchene’s prior employment agreement with the Company dated as of December 19, 2016. The February 2020 agreement provides for a three-year term of employment commencing on February 3, 2020 and ending with the close of business on February 2, 2023. Beginning on February 3, 2023, and on each February 3 thereafter, the term automatically extends for an additional year unless either party provides notice that the term will not be extended. The agreement provides for Ms. Duchene to receive an annualized base salary of $700,000, subject to annual review by the Board. Ms. Duchene’s current base salary is $825,000. Based on its review, the Board has the discretion to increase (but not reduce) the base salary each year. The agreement also provides for Ms. Duchene to participate in any annual incentive plans maintained by the Company for its executive officers generally, and that she will be eligible to receive equity award grants on such terms and conditions as determined from time to time by the Board. In addition, the agreement provides that Ms. Duchene is entitled to participate in any retirement, health and welfare and other fringe benefit plans and programs maintained by the Company for its executive officers generally.
rgp. 2025 Proxy Statement — 55

EXECUTIVE COMPENSATION TABLES FOR FISCAL 2025	TABLE OF CONTENTS
Jennifer Y. Ryu. On October 21, 2022, we entered into a new employment agreement with Ms. Ryu. The October 2022 agreement supersedes Ms. Ryu’s prior employment agreement with the Company dated as of February 3, 2020. The October 2022 agreement provides for a three-year term of employment commencing on October 21, 2022 and ending with the close of business on October 21, 2025. Beginning on October 21, 2025, and on each October 21 thereafter, the term automatically extends for an additional year unless either party provides notice that the term will not be extended. The agreement provides for Ms. Ryu to receive an annualized base salary of $462,000. Ms. Ryu’s current base salary is $500,000. The Chief Executive Officer or the Board has discretion to increase (but not reduce) Ms. Ryu’s base salary. The agreement also provides for Ms. Ryu to participate in any annual incentive plans maintained by the Company for its executive officers generally, and that she will be eligible to receive equity award grants on such terms and conditions as determined from time to time by the Board. In addition, the agreement provides that Ms. Ryu is entitled to participate in any retirement, health and welfare and other fringe benefit plans and programs maintained by the Company for its executive officers generally.
Bhadresh Patel. On April 3, 2024, we entered into a new employment agreement with Mr. Patel. The April 2024 agreement supersedes Mr. Patel’s prior employment agreement with the Company dated as of November 21, 2022. The April 2024 agreement provides for a three-year term of employment commencing on April 7, 2024 and ending with the close of business on April 6, 2027. Beginning on April 7, 2027, and on each April 7 thereafter, the term automatically extends for an additional year unless either party provides notice that the term will not be extended. The agreement provides for Mr. Patel to receive an annualized base salary of $550,000. The Chief Executive Officer or the Board has discretion to increase (but not reduce) Mr. Patel’s base salary. The agreement also provides for Mr. Patel to participate in any annual incentive plans maintained by the Company for its executive officers generally and provides that his target incentive for the fiscal 2025 EIP will be $550,000. The agreement also provides that he will be eligible to receive equity award grants on such terms and conditions as determined from time to time by the Board. The agreement provides that Mr. Patel will receive a RSU with a grant date value of $300,000 in connection with his appointment as the Company’s COO, with such award vesting equally over a four year period. In addition, the agreement provides that Mr. Patel is entitled to participate in any retirement, health and welfare and other fringe benefit plans and programs maintained by the Company for its executive officers generally.
56 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES FOR FISCAL 2025
Grants of Plan-based Awards in Fiscal 2025
The following table presents information regarding (i) the RSU and PSU awards granted to NEOs in fiscal 2025, and (ii) potential threshold, target and maximum amounts payable under the NEOs’ annual incentive compensation opportunity under the EIP for fiscal 2025. The material terms of each of these compensation opportunities are described below and in the “Compensation Discussion and Analysis” section above.

		Value Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)

Name	Grant Date	Threshold Awards ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kate W. Duchene	n/a	475,000	950,000	2,850,000	—	—	—	—	—
	8/8/2024	—	—	—	—	—	—	32,502	332,495
	11/12/2024	—	—	—	—	—	—	83,986	749,995
	11/12/2024	—	—	—	41,993	83,986	125,979	—	749,995
Jennifer Y. Ryu	n/a	200,000	400,000	1,200,000	—	—	—	—	—
	8/8/2024	—	—	—	—	—	—	14,662	149,992
	11/12/2024	—	—	—	—	—	—	41,993	374,997
	11/12/2024	—	—	—	20,997	41,993	62,990	—	374,997
Bhadresh Patel	n/a	275,000	550,000	1,650,000	—	—	—	—	—
	8/8/2024	—	—	—	—	—	—	10,752	109,993
	11/12/2024	—	—	—	—	—	—	41,993	374,997
	11/12/2024	—	—	—	20,997	41,993	62,990	—	374,997
(1)Amounts reported represent the potential amounts payable to participating NEO under the EIP for fiscal 2025 at threshold, target and maximum performance levels. The actual amounts payable to each NEO under the EIP for fiscal 2025 are reported in column (g) (Non-Equity Incentive Plan Compensation) of the “Summary Compensation Table — Fiscal 2023 — 2025” above.
(2)The amounts reported in column (j) of the table above reflect the fair value of these RSU and PSU awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported in column (j), please see footnote (1) to the “Summary Compensation Table — Fiscal 2023 — 2025” above.
Description of Plan-based Awards
For information on the RSU and PSU awards and non-equity incentive plan awards granted to our NEOs during fiscal 2025, please see the discussion in the “Compensation Discussion and Analysis” section above under the heading “Elements of Pay for Named Executive Officers — Long-Term Incentive Awards” and “Annual Incentive Compensation.” Also see the “Potential Payments Upon Termination or Change in Control” section below for the consequences of certain change in control or other corporate transactions or certain terminations of employment with respect to these awards.
rgp. 2025 Proxy Statement — 57

EXECUTIVE COMPENSATION TABLES FOR FISCAL 2025	TABLE OF CONTENTS
Outstanding Equity Awards at Fiscal 2025 Year-End
The following table presents information regarding the outstanding equity awards held by each NEO as of May 31, 2025, the end of fiscal 2025.

		Value Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Equity Incentive Plan Awards: Number of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)(2)

Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Kate W. Duchene	8/31/2015	38,000	—	15.69	8/31/2025	—	—	—	—
	9/9/2016	38,000	—	14.52	9/9/2026	—	—	—	—
	11/3/2017	75,000	—	15.80	11/3/2027	—	—	—	—
	10/5/2018	85,000	—	18.96	10/5/2028	—	—	—	—
	9/17/2019	100,000	—	17.44	9/17/2029	—	—	—	—
	11/11/2021	—	—	—	—	14,156	73,894	—	—
	11/9/2022	—	—	—	—	32,374	168,992	—	—
	11/8/2023	—	—	—	—	59,870	312,521	—	—
	11/8/2023	—	—	—	—	—	—	39,913	208,346
	8/8/2024	—	—	—	—	34,201	178,529	—	—
	11/12/2024	—	—	—	—	87,149	454,918	—	—
	11/12/2024	—	—	—	—	—	—	87,149	454,918
Jennifer Y. Ryu	9/17/2019	15,000	—	17.44	9/17/2029	—	—	—	—
	2/4/2020	15,000	—	15.29	2/4/2030	—	—	—	—
	11/11/2021	—	—	—	—	3,146	16,422	—	—
	11/9/2022	—	—	—	—	10,791	56,329	—	—
	11/8/2023	—	—	—	—	25,445	132,823	—	—
	11/8/2023	—	—	—	—	—	—	16,963	88,547
	8/8/2024	—	—	—	—	15,429	80,539	—	—
	11/12/2024	—	—	—	—	43,575	227,462	—	—
	11/12/2024	—	—	—	—	—	—	43,575	227,462
58 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	EXECUTIVE COMPENSATION TABLES FOR FISCAL 2025

		Value Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Equity Incentive Plan Awards: Number of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Payout Value of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)(2)

Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Bhadresh Patel	9/17/2019	4,500	—	17.44	9/17/2029	—	—	—	—
	11/11/2021	—	—	—	—	1,966	10,263	—	—
	11/9/2022	—	—	—	—	6,166	32,187	—	—
	11/8/2023	—	—	—	—	14,967	78,128	—	—
	11/8/2023	—	—	—	—	—	—	9,978	52,085
	4/7/2024	—	—	—	—	19,938	104,076	—	—
	8/8/2024	—	—	—	—	11,314	59,059	—	—
	11/12/2024	—	—	—	—	43,575	227,462	—	—
	11/12/2024	—	—	—	—	—	—	43,575	227,462
(1)Subject to each NEO’s continued employment, each restricted stock or RSU award was scheduled to become vested over a four-year period, with one-fourth of each award becoming vested on each of the first four anniversaries of the grant date of the award. The grant date of each restricted stock or RSU award is included in the table above under column (b). The number of RSUs set forth in the table above includes stock units credited as dividend equivalents with respect to such award as of fiscal year end. As described in the “Potential Payments upon Termination or Change in Control” section below, all or a portion of each restricted stock or RSU award may vest earlier in connection with certain change in control or other corporate transactions or certain terminations of employment.
(2)The market value of stock awards reported in column (h) or (j) is computed by multiplying the applicable number of shares of stock reported in column (g) or (i), by $5.22, the closing market price of the Company’s common stock on May 30, 2025, the last trading day of fiscal 2025.
(3)Subject to each NEO’s continued employment, each PSU award will vest at the end of a three-year performance period based on the Company’s Revenue and Adjusted EBITDA Margin achieved for the performance period. The number of PSUs that vest ranges from 0-150% of the target number of shares subject to the award. The amounts presented in the table above include stock units credited as dividend equivalents with respect to such award as of fiscal year end. For awards granted in November 2023 (which have a performance period covering fiscal 2024 through fiscal 2026), the awards presented in the table above reflect the threshold number of shares subject to the award as the Company’s performance as of fiscal 2025 year-end against the goals established for the award was tracking below the threshold level of performance for the award. For awards granted in November 2024 (which have a performance period covering fiscal 2025 through fiscal 2027), the awards presented in the table above reflect the target number of shares subject to the award as the Company’s performance as of fiscal 2025 year-end against the goals established for the award was tracking between the threshold and target levels of performance for the award. As described in the “Potential Payments upon Termination or Change in Control” section below, all or a portion of each PSU award may vest earlier in connection with certain change in control or other corporate transactions or certain terminations of employment.
rgp. 2025 Proxy Statement — 59

EXECUTIVE COMPENSATION TABLES FOR FISCAL 2025	TABLE OF CONTENTS
Option Exercises and Stock Vested in Fiscal 2025
The following table summarizes the stock options that were exercised and stock awards that vested during fiscal 2025 that were previously granted to our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

(a)	(b)	(c)	(d)	(e)
Kate W. Duchene	—	—	138,518	1,375,126
Jennifer Y. Ryu	—	—	37,909	368,510
Bhadresh Patel	—	—	24,141	209,143
(1)The dollar amounts shown for stock options in column (c) above are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the exercise date and the exercise price of the options.
(2)The dollar amounts shown in column (e) above are determined by multiplying the number of shares or units (including any dividend equivalent rights), as applicable, that vested by the per-share closing price of our common stock on the vesting date.
60 — rgp. 2025 Proxy Statement

Potential Payments upon Termination or Change in Control
The following section describes the benefits that may become payable to the NEOs in connection with certain terminations of their employment with the Company and/or a change in control of the Company.
Severance Benefits
This section describes the severance benefits provided under Mses. Duchene’s and Ryu’s and Mr. Patel’s employment agreements. The employment agreements with the NEOs also include restrictive covenants including an indefinite confidentiality covenant, one-year post-termination non-solicitation of employees and consultants covenant, and non-interference with business relationships covenant in favor of the Company.
Kate W. Duchene
Termination Without Cause or for Good Reason; Non-Renewal of Agreement Term. In the event that Ms. Duchene’s employment is terminated by the Company without “cause” or by Ms. Duchene for “good reason” (as such terms are defined in her employment agreement), Ms. Duchene will be entitled to receive a lump sum cash payment equal to (a) three times the sum of her then current annual base salary plus target annual incentive bonus, (b) her earned and unpaid annual bonus for the prior fiscal year, if any, and (c) a pro-rated portion of the annual bonus she would have received for the year her employment terminates if her employment had not terminated. In addition, Ms. Duchene will generally be entitled to (x) continued participation in the Company’s group health plans at the Company’s expense for up to two years following her termination of employment (or a lump sum payment to procure substantially similar health coverage) and (y) full vesting of her then-outstanding and unvested equity awards (with the accelerated vesting of performance-based awards to be determined by the terms of the applicable award agreement). Any outstanding options will remain exercisable for the term of the award. In the event that the Company elects not to extend the term of Ms. Duchene’s employment agreement, Ms. Duchene would be entitled to the benefits set forth above. Ms. Duchene’s right to receive any of these severance benefits is subject to her providing a release of claims to the Company. Ms. Duchene’s employment agreement does not provide for a tax “gross-up” payment.
Should benefits payable to Ms. Duchene trigger excise taxes under Section 4999 of the Internal Revenue Code, Ms. Duchene will either be entitled to the full amount of her benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Ms. Duchene, the benefits will be cut-back to the extent necessary to avoid such excise taxes.
Death or Disability. In the event that Ms. Duchene’s employment terminates due to her death or disability, Ms. Duchene (or her estate) will be entitled to receive a lump sum cash payment equal to the sum of (a) one year’s base salary, (b) her earned and unpaid annual bonus for the prior fiscal year, if any, and (c) a pro-rated portion of her target annual incentive compensation for the fiscal year in which the termination occurs. In addition, Ms. Duchene would be entitled to full vesting of her then-outstanding and unvested equity awards, which will remain exercisable for three years (or until the expiration date of the award, if sooner).
Jennifer Y. Ryu
Termination Without Cause or for Good Reason; Non-Renewal of Agreement Term. In the event that Ms. Ryu’s employment is terminated by the Company without “cause” or by Ms. Ryu for “good reason” (as such terms are defined in her employment agreement), Ms. Ryu will be entitled to receive a lump sum cash payment equal to (a) one and one-half times her then current annual base salary rate plus target annual incentive bonus, (b) her earned and unpaid annual bonus for the prior fiscal year, if any and (c) a pro-rated portion of the annual bonus she would have received for the year her employment terminates if her employment had not terminated. In addition, Ms. Ryu will generally be entitled to (x) a lump sum cash payment substantially equivalent to the cost to continue medical coverage for eighteen months following her termination of employment and (y) full vesting of her then-outstanding and unvested equity awards (with the accelerated vesting of performance-based awards to be determined by the terms of the applicable award agreement). Any outstanding options will remain exercisable for the term of the award. In the event that the Company elects not to extend the term of Ms. Ryu’s employment agreement, Ms. Ryu would be entitled to the benefits set forth above. Ms. Ryu’s right to receive any of these severance benefits is subject to her providing a release of claims to the Company. Ms. Ryu’s employment agreement does not provide for a tax “gross-up” payment.
rgp. 2025 Proxy Statement — 61

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	TABLE OF CONTENTS
Should benefits payable to Ms. Ryu trigger excise taxes under Section 4999 of the Internal Revenue Code, Ms. Ryu will either be entitled to the full amount of her benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Ms. Ryu, the benefits will be cut-back to the extent necessary to avoid such excise taxes.
Termination Without Cause or for Good Reason in Connection with a Change in Control. In the event that Ms. Ryu’s employment is terminated by the Company without “cause” or by Ms. Ryu for “good reason” within sixty days prior to, upon or within twenty-four months following a “Change in Control Event” (as such terms are defined in her employment agreement), she will be entitled to the same severance set forth above, except the severance multiplier set forth in clause (a) above shall be two times her then current annual base salary rate plus target annual incentive bonus.
Death or Disability. In the event that Ms. Ryu’s employment terminates due to her death or disability, Ms. Ryu (or her estate) will be entitled to receive a lump sum cash payment equal to the sum of (a) one year’s base salary, (b) her earned and unpaid annual bonus for the prior fiscal year, if any, and (c) a pro-rated portion of her target annual incentive compensation for the fiscal year in which the termination occurs, subject to providing a release of claims to the Company. In addition, Ms. Ryu would be entitled to full vesting of her then-outstanding and unvested equity awards (with the accelerated vesting of performance-based awards to be determined by the terms of the applicable award agreement). Any outstanding options will remain exercisable for three years (or until the expiration date of the award, if sooner).
Bhadresh Patel
Termination Without Cause or for Good Reason; Non-Renewal of Agreement Term. In the event that Mr. Patel’s employment is terminated by the Company without “cause” or by Mr. Patel for “good reason” (as such terms are defined in his employment agreement), Mr. Patel will be entitled to receive a lump sum cash payment equal to (a) one and one-half times his then current annual base salary rate plus target annual incentive bonus, (b) his earned and unpaid annual bonus for the prior fiscal year, if any and (c) a pro-rated portion of the annual bonus he would have received for the year his employment terminates if his employment had not terminated. In addition, Mr. Patel will generally be entitled to (x) a lump sum cash payment substantially equivalent to the cost to continue medical coverage for eighteen months following his termination of employment and (y) full vesting of his then-outstanding and unvested equity awards (with the accelerated vesting of performance-based awards to be determined by the terms of the applicable award agreement). Any outstanding options will remain exercisable for the term of the award. In the event that the Company elects not to extend the term of Mr. Patel’s employment agreement, Mr. Patel would be entitled to the benefits set forth above. Mr. Patel’s right to receive any of these severance benefits is subject to him providing a release of claims to the Company. Mr. Patel’s employment agreement does not provide for a tax “gross-up” payment.
Should benefits payable to Mr. Patel trigger excise taxes under Section 4999 of the Internal Revenue Code, Mr. Patel will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Patel, the benefits will be cut-back to the extent necessary to avoid such excise taxes.
Termination Without Cause or for Good Reason in Connection with a Change in Control. In the event that Mr. Patel’s employment is terminated by the Company without “cause” or by Mr. Patel for “good reason” within sixty days prior to, upon or within twenty-four months following a “Change in Control Event” (as such terms are defined in his employment agreement), he will be entitled to the same severance set forth above, except the severance multiplier set forth in clause (a) above shall be two times his then current annual base salary rate plus target annual incentive bonus.
Death or Disability. In the event that Mr. Patel’s employment terminates due to his death or disability, Mr. Patel (or his estate) will be entitled to receive a lump sum cash payment equal to the sum of (a) one year’s base salary, (b) his earned and unpaid annual bonus for the prior fiscal year, if any, and (c) a pro-rated portion of his target annual incentive compensation for the fiscal year in which the termination occurs, subject to providing a release of claims to the Company. In addition, Mr. Patel would be entitled to full vesting of his then-outstanding and unvested equity awards (with the accelerated vesting of performance-based awards to be determined by the terms of the applicable award agreement). Any outstanding options will remain exercisable for three years (or until the expiration date of the award, if sooner).
62 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Equity Awards
The 2020 Plan generally provides that, in the event that outstanding stock awards and stock options granted by the Company are not substituted or assumed in connection with certain corporate transactions where the Company does not survive (or does not survive as a publicly-traded company), these awards would generally become fully vested in advance of being terminated in connection with the transaction. In addition, each of the NEOs’ employment agreements provide that all then-outstanding equity awards will be deemed immediately vested upon (or immediately prior to) a change in control of the Company.
The PSU award agreements provide that in the event that an NEO’s employment terminates prior to the end of the performance period by the Company without “cause,” by the NEO for “good reason,” or due to the NEO’s death or “permanent disability” (in each case, as defined in the NEO’s employment agreement), then the “target” number of PSUs (including any previously credited dividend equivalents) shall be deemed vested as of the date of such termination, subject to the NEO providing the Company with a general release of claims. The PSU award agreements provide that in the event of a “change in control event” (as such term is defined in the award agreement) that occurs prior to the end of the performance period, the performance period will end in connection with such event and the PSUs will be deemed vested as of the date of the change in control event, with the number of shares vesting determined as the greater of (i) the “target” number of PSUs (including any previously credited dividend equivalents) or (ii) the number of PSUs that would have vested based on the Company’s actual performance through the date of the change in control event (with the revenue goals pro-rated for the number of days in the shortened performance period).
rgp. 2025 Proxy Statement — 63

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	TABLE OF CONTENTS
Estimated Severance and Change in Control Benefits
The following table presents the Company’s estimate of the amount of the benefits to which each of our NEOs would have been entitled had the NEO’s employment with the Company terminated under the circumstances described above, or had a change in control of the Company occurred, on May 31, 2025. For purposes of this table, we have assumed that the price per share of the Company’s common stock is equal to $5.22, the closing price per share on May 30, 2025 (the last trading day of fiscal 2025).

Name	Trigger	Cash Severance ($)	Continued Health Benefits ($)	Equity Awards ($)(1)	Incentive Compensation ($)(2)	Total ($)

Kate W. Duchene	Termination without Cause, for Good Reason or Election by Company Not to Renew	5,325,000	42,919	2,063,993	—	7,431,912
	Death or Disability	825,000	—	2,063,993	—	2,888,993
	Change in Control — No Termination of Employment	—	—	2,063,993	—	2,063,993
Jennifer Y. Ryu	Termination without Cause, for Good Reason or Election by Company Not to Renew	1,350,000	—	918,125	200,000	2,468,125
	Death or Disability	500,000	—	918,125	200,000	1,618,125
	Change in Control — No Termination of Employment	—	—	918,125	—	918,125
	Change in Control — Termination without Cause or for Good Reason	1,800,000	—	918,125	200,000	2,918,125
Bhadresh Patel	Termination without Cause, for Good Reason or Election by Company Not to Renew	1,650,000	47,888	842,806	—	2,540,694
	Death or Disability	550,000	—	842,806	—	1,392,806
	Change in Control — No Termination of Employment	—	—	842,806	—	842,806
	Change in Control — Termination without Cause or for Good Reason	2,200,000	47,888	842,806	—	3,090,694
(1)This column reports the intrinsic value of the unvested portions of the NEO’s outstanding and unvested equity awards that would have accelerated in the circumstances had the event occurred on May 31, 2025. For restricted stock, RSUs and PSUs, this value is calculated by multiplying the number of shares or units that would accelerate and vest by $5.22, the closing price per share on May 30, 2025 (the last trading day of fiscal 2025). For a Termination without Cause, for Good Reason or Election by the Company Not to Renew, or due to Death or Disability, that was not in connection with a Change in Control, the PSUs were deemed to vest at the “target” level of performance. For a Change in Control, the PSUs were deemed to vest at “target” level of performance, as PSUs vest at the greater of “target” or the estimated vesting level that would have been achieved had the performance period under the PSUs ended as of May 31, 2025.
(2)This column represents the pro-rata bonus award for fiscal 2025 that becomes payable to the NEO as stated in their employment agreement based on each severance trigger set forth in the “Trigger” column. As the triggering event is assumed for purposes of this table to have occurred on the last day of the fiscal year, this column reflects the actual amounts earned for fiscal 2025 by the NEO.
64 — rgp. 2025 Proxy Statement

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the median of the total annual compensation of all of our employees (other than our Chief Executive Officer) to the total annual compensation of Ms. Duchene, our President and Chief Executive Officer. We believe the pay ratio disclosed below is a reasonable estimate calculated in a matter consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and exclusions and to make reasonable assumptions and estimates and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
For fiscal 2025:
▪The median of the annual total compensation (with total compensation for this purpose determined on the same basis as used to determine the “Total” compensation of our NEOs as reported in the Summary Compensation Table) for fiscal 2025 of all of our employees, other than Ms. Duchene, was $172,688.
▪Ms. Duchene’s annual total compensation for fiscal 2025, as reported in the Total column of the Summary Compensation Table, was $2,673,316.
▪Based on this information, the ratio of the annual total compensation of Ms. Duchene to the median of the annual total compensation of all of our employees (other than Ms. Duchene) is estimated to be 15 to 1.
Applicable SEC rules permit us to use the same median employee in calculating the pay ratio above as the median employee we identified in 2024 in presenting the pay ratio in our proxy statement for our annual meeting of stockholders held in 2024 (the “2024 median employee”) if there have been no changes that we reasonably believe would significantly affect this pay ratio disclosure and to substitute another employee for the median employee in certain circumstances. We believe that there have been no changes to our employee population or compensation arrangements that would result in a significant change to the pay ratio disclosure. Accordingly, the median employee used in calculating the pay ratio above was the 2024 median employee. After identifying the median employee using the above methodology, we calculated annual total compensation for that employee using the same methodology we use for our NEOs as set forth in the 2025 Summary Compensation Table.
rgp. 2025 Proxy Statement — 65

Pay Versus Performance Disclosure
The following summarizes the relationship between our CEO’s, and our other NEOs’, total compensation paid and our financial performance for the years shown in the table (in this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our Named Executive Officers other than our CEO are referred to as our “Non-PEO NEOs”).
2025 Pay-Versus-Performance Table

	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)(5)	Adjusted EBITDA ($)(6)

Year(1)					Total Stockholder Return ($)(4)	Peer Group Total Stockholder Return ($)(4)

(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)	(j)
2025	2,673,316	306,572	1,522,815	564,859	57.82	204.25	(191,780,000)	23,457,000
2024	2,850,507	2,592,677	930,638	(610,465)	117.94	224.03	21,034,000	51,483,000
2023	4,013,909	3,776,753	2,289,718	2,093,310	157.85	172.04	54,359,000	100,194,000
2022	4,624,537	5,449,459	2,652,879	3,274,788	178.65	161.97	67,175,000	103,131,000
2021	2,910,771	3,524,927	1,642,800	1,986,307	138.57	149.01	25,229,000	52,794,000
(1)For the fiscal years 2021 -2023 in the table above, Kate W. Duchene was our PEO and our Non-PEO NEOs were Jennifer Y. Ryu and Timothy L. Brackney. For fiscal year 2024, Kate W. Duchene was our PEO and our non-PEO NEOs were Jennifer Y. Ryu, Bhadresh Patel and Timothy L. Brackney. For fiscal year 2025, Kate W. Duchene was our PEO and our non-PEO NEOs were Jennifer Y. Ryu and Bhadresh Patel.
(2)See the Summary Compensation Table above for the total compensation for our CEO for each year covered in the table. The average total compensation for the Non-PEO NEOs for each year in the table above was calculated from the Summary Compensation Table above.
(3)For purposes of this table, the compensation actually paid (also referred to as “Compensation Actually Paid” or “CAP”) to each of our NEOs means the NEO’s total compensation as reflected in the Summary Compensation Table for the applicable year less the grant date fair values of stock awards and option awards included in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the NEO for the applicable year, and adjusted for the following with respect to the RSUs and PSUs granted to the NEO, including any dividend equivalents granted with respect to such awards:
▪Plus the year-end value of awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
▪Plus/(less) the change in value as of the end of the covered fiscal year as compared to the end of the prior fiscal year for awards which were granted in prior years and were outstanding and unvested at the end of the covered fiscal year,
▪Plus the vesting date value of awards which were granted and vested during the same covered fiscal year,
▪Plus/(less) the change in value as of the vesting date as compared to the end of the prior fiscal year for awards which were granted in prior years and vested in the covered fiscal year,
▪Less, as to any awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year,
▪Plus the dollar value of any dividends or other earnings paid during the covered fiscal year on outstanding and unvested awards (no dividends or dividend equivalents were paid or credited on outstanding options, cash dividends were paid on outstanding unvested restricted stock awards, and, for other awards, the crediting of dividend equivalents in accordance with the applicable award terms has been taken into account in determining the applicable fiscal year-end or vesting date value of the award),
▪Plus, as to an award that is materially modified during the covered fiscal year, the amount by which the value of the award as of the date of the modification exceeds the value of the original award on the modification date (none of the RSUs or PSUs held by the NEOs were materially modified during the fiscal years covered by the table).
In making each of these adjustments, the “value” of an award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then use to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each year and the footnotes to the Summary Compensation Table that appear in our annual proxy statement.
66 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE DISCLOSURE
The table reflects the CAP (determined as noted above) for our CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the years shown in the table.
The following table provides a reconciliation of the Summary Compensation Table Total to CAP for our CEO.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table Total	2,673,316	2,850,507	4,013,909	4,624,537	2,910,771
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(1,832,485)	(1,999,984)	(2,099,971)	(1,799,965)	(1,349,996)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	1,135,578	1,771,153	1,910,412	1,871,266	1,742,547
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(967,343)	(468,586)	(114,458)	521,263	197,582
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	26,023	32,461	5,861	5,079	—
Change in Fair Value at Vesting of Option and Stock Awards Granted in Prior Fiscal Years That Vested During Fiscal Year	(86,092)	407,126	61,000	227,279	24,023
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(642,425)	—	—	—	—
Increase Based on Dividends or Other Earnings Paid During Applicable Fiscal Year Period to Vesting Date	—	—	—	—	—
Compensation Actually Paid	306,572	2,592,677	3,776,753	5,449,459	3,524,927
The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for a fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Non-PEO NEOs	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)

Summary Compensation Table Total	1,522,815	930,638	2,289,718	2,652,879	1,642,800
Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	(879,988)	(549,988)	(1,049,986)	(849,974)	(679,991)
Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	541,873	489,006	954,112	885,349	877,719
Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	(385,025)	(334,419)	(218,403)	429,984	120,829
Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	(5,161)	6,049	2,899	2,558	—
Change in Fair Value at Vesting of Option and Stock Awards Granted in Prior Fiscal Years That Vested During Fiscal Year	(61,407)	(134,654)	113,745	152,067	22,325
Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(168,248)	(1,017,447)	—	—	—
Increase Based on Dividends or Other Earnings Paid During Applicable Fiscal Year Period to Vesting Date	—	350	1,225	1,925	2,625
Compensation Actually Paid	564,859	(610,465)	2,093,310	3,274,788	1,986,307

rgp. 2025 Proxy Statement — 67

PAY VERSUS PERFORMANCE DISCLOSURE	TABLE OF CONTENTS
(4)Total Stockholder Return represents the return on a fixed investment of $100 in the Company’s common stock for the period beginning on the last trading day of fiscal 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. Peer Group Total Stockholder Return represents the return on a fixed investment of $100 in a peer group consisting of the following companies: Barrett Business Services, Inc.; CBIZ, Inc.; CRA International, Inc.; FTI Consulting, Inc.; Heidrick & Struggles International, Inc.; Huron Consulting Group Inc.; ICF International, Inc.; Kforce, Inc.; Korn Ferry; and MISTRAS Group, Inc., which are the peers utilized by the Company for fiscal 2024 executive compensation decisions, for the period beginning on the last trading day of fiscal 2020 through the end of the applicable fiscal year. Peer Group Total Stockholder Return is calculated assuming the reinvestment of dividends and by weighting the returns of each component issuer of the group according to each respective issuer’s stock market capitalization at the beginning of each period for which a return is indicated. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last four years against our Total Stockholder Return and the Peer Group Total Stockholder Return for our peer group (each calculated as described above) over that period of time.
(5)This column shows the Company’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last four years against our net income for each of those years. Fiscal 2025 net loss includes a non-cash goodwill impairment charge of $194.4 million.

68 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	PAY VERSUS PERFORMANCE DISCLOSURE
(6)This column shows the Company’s Adjusted EBITDA for each fiscal year covered by the table. We consider Adjusted EBITDA to be a key metric in our executive compensation program as it is used both in our Executive Incentive Plan and to determine the vesting of our NEO’s PSUs. Adjusted EBITDA is calculated as net income (loss) before amortization expense, depreciation expense, interest and income taxes plus or minus stock-based compensation expense, amortized ERP system costs, technology transformation costs, goodwill impairment, acquisition costs, gain on sale of assets, restructuring costs, and contingent consideration adjustments, as reported in the Company’s financial statements. See pages 36-37 of the Fiscal 2025 Annual Report for a discussion of the adjustments made and a reconciliation of those adjustments to net income, the most directly comparable GAAP financial measure, to compute Adjusted EBITDA, and similar discussions of Adjusted EBITDA in the Company’s Consolidated Financial Statements filed on Form 10-K for prior fiscal years. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last four years against our Adjusted EBITDA for each of those years.
Following is an unranked list of the Company’s two financial performance measures we considered in linking the compensation actually paid to our NEOs for fiscal 2025 with Company performance.
▪Adjusted EBITDA
▪Revenue
These performance measures were used in our PSUs and in our EIP performance measurement framework. For a discussion of these terms as used in our 2025 PSUs and EIP, see the “Compensation Discussion and Analysis” section above.
In addition to the financial performance measures listed above, we view the Company’s stock price, upon which the value of all of our awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management team with the interests of our stockholders.
rgp. 2025 Proxy Statement — 69

Proposal 3. Advisory Vote on the Company’s Executive Compensation
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation paid to our NEOs as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as the CD&A). This advisory vote on executive compensation is commonly referred to as a “Say-on-Pay” vote.
We design our executive compensation programs to implement our core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of long-term stockholders. Stockholders are encouraged to read the CD&A section of this Proxy Statement for a more detailed discussion of how our compensation programs reflect our core objectives.
We believe stockholders should consider the following when voting on this proposal:
Pay For Performance Orientation
“At Risk” Compensation/Pay for Performance. A significant portion of each NEO’s compensation is “at risk” and tied to the Company’s attainment of our annual and long-term financial and business objectives, including retaining our team-oriented culture.

CEO	Average of All Other NEOs
For fiscal 2025, approximately 75% of our Chief Executive Officer’s and an average of 70% of our other NEOs’ target total direct compensation(9) was not guaranteed but rather was tied to metrics related to Company performance and/or stock price, and therefore meaningfully “at risk”. Furthermore, approximately half of our NEOs’ target total direct compensation is tied to the Company’s financial performance.
Base Salaries. The Compensation Committee reviewed the base salaries of our NEOs for fiscal 2025 in light of the Company’s general financial performance and growth and the base salaries of similarly situated executives in the Company’s peer group. As a result, the Compensation Committee increased Ms. Ryu’s base salary to $500,000 for fiscal 2025 but did not increase Ms. Duchene or Mr. Patel’s base salaries for fiscal 2025.

(9)Target total direct compensation means the NEO’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the target number of shares subject to the award) of annual long-term incentive awards granted to the NEO in fiscal 2025. Target total direct compensation as shown in this proxy statement does not include the value of the one-time grants of time-based restricted stock units to the NEOs in August 2024.
70 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	PROPOSAL 3
Annual Incentives. All of our NEOs participated in our EIP during fiscal 2025. The EIP reflects a pay for performance culture. Incentives are earned based on Company performance, measured by the Company’s Revenue(10) and Adjusted EBITDA Margin(11)(12), and individual qualitative performance criteria. If the Company does not achieve the threshold level of financial performance under the EIP, the amount payable under the qualitative performance criteria is capped at 50% of the target annual incentive. The maximum amount that may be earned under the EIP is 300% of the target annual incentive.
Although the Company did not achieve its financial targets for fiscal 2025, the Compensation Committee determined that each of our NEOs met or exceeded their individual performance goals for fiscal 2025 and displayed outstanding leadership through an uncertain macroeconomic climate. However, Ms. Duchene recommended that only Ms. Ryu be awarded an EIP award for fiscal 2025 in recognition of her significant contributions to the Company in fiscal 2025. The Compensation Committee agreed with Ms. Duchene’s recommendation and awarded Ms. Ryu an EIP award of $200,000 for fiscal 2025. Ms. Duchene and Mr. Patel did not receive any EIP awards for fiscal 2025.
Performance-Based Long-Term Incentives. 50% of the NEOs’ annual equity incentive awards in fiscal 2025 were granted in the form of PSUs. The PSUs will be eligible to vest at the end of a three-year performance period consisting of fiscal 2025-2027 based on the Company’s Revenue(10) and Adjusted EBITDA Margin(11)(12) (as referred to as Adjusted EBITDA Percentage in the award agreements) achieved over the performance period. The total number of shares that may be earned for these PSUs will range from zero to 150% of the target number of shares based on performance over that three-year period.
The remaining 50% of the NEOs’ annual equity incentive awards in fiscal 2025 were granted in the form of time-based RSUs that vest over a four-year period. We believe these PSUs and RSUs align the interests of our NEOs with our stockholders and create a retention incentive over the vesting period. These awards were made pursuant to our 2020 Plan.
In recognition of the NEOs’ outstanding leadership in fiscal 2024, including by closing two acquisitions in fiscal 2024 and early fiscal 2025, the Compensation Committee awarded each of the NEOs a time-based RSU award in August 2024. These RSUs cliff-vested in August 2025.
Alignment With Long-term Stockholder Interests
A substantial portion of our executive compensation is weighted toward variable, at-risk pay in the form of annual and long-term incentives that vest based on achievement of performance objectives. The Company also maintains the following policies which we believe are in the best interests of stockholders:
▪Stock Ownership Guidelines. We focus our NEOs on long-term stockholder value by requiring our NEOs to own a considerable amount of the Company’s stock. See “Stock Ownership Guidelines for NEOs” in the “Compensation Discussion and Analysis” section above.
▪No Repricing. Our 2020 Plan expressly prohibits repricing awards without stockholder approval.
▪No Gross-Ups. The Company does not have tax “gross-up” provisions in any NEO’s employment agreement for excise taxes triggered in connection with a change in control of the Company.

(10)Revenue is defined for purposes of the fiscal 2025 EIP and the PSUs as the Company’s consolidated revenue as reported in the Company’s financial statements with adjustments to exclude the material impact of any change in accounting standards implemented during fiscal 2025 or for any merger, acquisition or sale that occurs during fiscal 2025.
(11)Adjusted EBITDA is calculated as net income (loss) before amortization expense, depreciation expense, interest and income taxes plus or minus stock-based compensation expense, amortized EIP system costs, technology transformation costs, goodwill impairment, acquisition costs, gain on sale of assets, restructuring costs, and contingent consideration adjustments, as reported in the Company’s financial statements. See pages 36-37 of the Fiscal 2025 Annual Report for a discussion of the adjustments made and a reconciliation of those adjustments to net income, the most directly comparable GAAP financial measure, to compute Adjusted EBITDA.
(12)Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue.
rgp. 2025 Proxy Statement — 71

PROPOSAL 3	TABLE OF CONTENTS
Competitive Pay
The Compensation Committee annually compares our executive compensation levels and elements with compensation levels and elements for similar positions at the peer group of companies disclosed in the CD&A above.
Our peer group analysis (based on information that was publicly available at the time the Compensation Committee made the corresponding compensation decisions) reflects that our NEOs have base salary and total compensation levels (taking into account base salary, target annual incentive and grant date fair value of equity awards granted during the year) that are near or below the median of the peer group companies. We strive to pay for performance in line with Company results and Company-wide practices.
Recommendation
Our Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Our Board also believes that our executive compensation programs are reasonable in relation to comparable public and private companies in our industry. Accordingly, our Board recommends that you vote in favor of the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables) is hereby approved.”
This proposal to approve the compensation paid to our NEOs is advisory only and will not be binding, overrule any decision by, or create or imply any additional fiduciary duties for the Company or our Board. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.
The Company’s current policy is to provide stockholders with an opportunity to approve the compensation of the NEOs each year at the annual meeting of stockholders. It is expected that the next advisory vote on the compensation of our NEOs will occur at the 2026 annual meeting of stockholders.

The Board unanimously recommends that stockholders vote FOR Proposal 3 to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules.

72 — rgp. 2025 Proxy Statement

Questions and Answers
Why Did I Receive Only a Notice of Internet Availability?
As permitted by SEC rules, we are furnishing proxy materials for the Annual Meeting primarily over the Internet. On or about September 4, 2025, we mailed to each of our stockholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy of the proxy materials) a Notice of Internet Availability containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.
We believe the delivery options that we have chosen will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing paper copies.
What Am I Voting On?
At the Annual Meeting, our stockholders will be voting on the following proposals:
1.the election of three director nominees Susan M. Collyns, Kate W. Duchene and Filip J. L. Gydé to our Board, each for a three-year term expiring at the annual meeting in 2028 and until his or her successor is duly elected and qualified;
2.the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2026;
3.the approval, on an advisory basis, of the Company’s executive compensation.
Our stockholders will also consider any other business properly raised at the Annual Meeting or any postponement or adjournment thereof.
How Does the Board Recommend I Vote on Each of the Proposals?
Our Board recommends you vote FOR election to our Board of each of the three nominees for director named in Proposal 1 of this Proxy Statement; FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026 as outlined in Proposal 2 of this Proxy Statement; and FOR the approval, on an advisory basis, of the Company’s executive compensation, as outlined in Proposal 3 of this Proxy Statement.
Who Can Attend the Annual Meeting?
All stockholders of the Company as of the close of business on August 18, 2025, the record date, can attend the Annual Meeting. If your shares are held through a broker, bank or nominee (that is, in “street name”), you are considered the beneficial holder of such shares, and if you would like to attend the Annual Meeting, you must either (1) write to Rebecca Cottrell, our Corporate Secretary, at 15950 North Dallas Parkway, Suite 330, Dallas, TX 75248; or (2) bring to the meeting a copy of your brokerage account statement or a “legal proxy” (which you can obtain from the broker, bank or nominee that holds your shares). Please note, however, that beneficial owners whose shares are held in “street name” by a broker, bank or nominee may vote their shares at the Annual Meeting only as described below under “Who is entitled to vote at the meeting?”
rgp. 2025 Proxy Statement — 73

QUESTIONS AND ANSWERS	TABLE OF CONTENTS
Who is Entitled to Vote at the Meeting?
Stockholders of record, as of the close of business on August 18, 2025, the record date, are entitled to vote at the Annual Meeting. If you are the beneficial owner of shares held in “street name” through a broker, bank or nominee and held such shares as of the close of business on the record date, the proxy materials are being forwarded to you by your broker, bank or nominee together with a voting instruction form. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares in person at the meeting. Even if you plan to attend the Annual Meeting, we recommend you submit your proxy or voting instructions in advance of the Annual Meeting so your vote will be counted if you later decide not to attend the Annual Meeting.
How Do I Vote and What is the Deadline?
Voting via the Internet, Telephone or Mail
You may submit your proxy or voting instructions via the Internet, by telephone or by mail, depending on the manner in which you receive your proxy materials. If you received a Notice of Internet Availability by mail, you can submit a proxy or voting instructions via the Internet at www.proxyvote.com by following the instructions provided in the Notice of Internet Availability. If you received a printed set of the proxy materials by mail, you may submit a proxy or voting instructions via the Internet at www.proxyvote.com, by telephone (by calling 1-800-690-6903) or by mail by following the instructions on the proxy card or voting instruction form.
If you are a stockholder of record voting by telephone or the Internet, your proxy must be received by 10:59 p.m. Central Time (11:59 p.m. Eastern Time) on October 15, 2025, in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record submitting a proxy card by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by us before the Annual Meeting. If you hold your shares in street name, please provide your voting instructions to the broker, bank or other nominee who holds your shares by the deadline specified by such broker, bank or nominee.
If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR election to our Board of each of the three nominees for director named in Proposal 1 of this Proxy Statement; FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2026, as outlined in Proposal 2 of this Proxy Statement; and FOR the approval, on an advisory basis, of the Company’s executive compensation, as outlined in Proposal 3 of this Proxy Statement. See “What happens if my shares are held by a broker?” below for information on how your shares will be voted if you are a beneficial owner and do not submit voting instructions to the broker, bank or other nominee who holds your shares.
Voting at the Annual Meeting
All stockholders of record may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you later are unable to attend. If you later attend and vote at the Annual Meeting, your previously submitted proxy or voting instructions will not be used.
Can I Revoke My Proxy or Change My Vote?
You have the right to revoke your proxy or voting instruction form at any time before your shares are voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by:
▪delivering a written revocation to our Corporate Secretary (Rebecca Cottrell at 15950 North Dallas Parkway, Suite 330, Dallas, TX 75248);
▪submitting a later-dated proxy via the Internet, telephone or mail, as described above under “Voting via the Internet, Telephone or Mail”; or
▪voting in person at the Annual Meeting.
If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person.
Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy.
74 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	QUESTIONS AND ANSWERS
How Will Voting on any Other Business be Conducted?
Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Kate W. Duchene, our President and Chief Executive Officer, or Jennifer Y. Ryu, our Executive Vice President and Chief Financial Officer, to vote in their discretion on those matters.
Who Will Count the Votes?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections and will count the votes at the Annual Meeting.
Who Will Bear the Cost of Soliciting Votes?
The solicitation of proxies will be conducted electronically through the Internet and by mail, and the Company will bear all attendant costs. These costs include the expense of preparing and mailing proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of the Company’s common stock. The Company may conduct further solicitation personally, telephonically or through the Internet through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. At this time, the Company does not anticipate engaging the services of a proxy solicitor. The Company may incur other expenses in connection with the solicitation of proxies.
What Does it Mean if I Receive More Than One Proxy Card or Voting Instruction Form?
It probably means your shares are registered differently and are in more than one account. Please submit a proxy or voting instructions for each of your accounts in the manner provided above under “How do I vote and what is the deadline?” to ensure all your shares are voted.
How Many Shares Can Vote?
As of the close of business on the record date (August 18, 2025), 33,369,581 shares of our common stock, including unvested shares of restricted stock, were outstanding. Each share of our common stock outstanding and each unvested share of restricted stock with voting rights on the record date is entitled to one vote on each of the three director nominees and one vote on each other matter presented for consideration and action by the stockholders at the Annual Meeting.
What is the Voting Requirement for Each of the Above Matters?
Proposal 1. Election of Directors
Once a quorum has been established, under our Bylaws, each director nominee must receive the vote of a majority of the votes cast with respect to that director’s election in order to be elected to our Board (that is, the number of shares voted “FOR” the director nominee must exceed the number of votes cast “AGAINST” that director nominee). Each stockholder will be entitled to vote the number of shares of common stock held as of the close of business on the record date by that stockholder for each director nominee.
If any of the director nominees named in Proposal 1, each of whom is currently serving as a director, is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our Bylaws, any incumbent director who fails to receive a majority of the votes cast must tender his or her resignation to the Secretary of the Company promptly following certification of the election results. In such circumstances, the Board, taking into account the recommendation of the Corporate Governance and Nominating Committee of the Board, must decide whether to accept or reject the resignation and publicly disclose its decision, including the rationale behind any decision to reject the tendered resignation, within 90 days following certification of the election results.
rgp. 2025 Proxy Statement — 75

QUESTIONS AND ANSWERS	TABLE OF CONTENTS
Other Proposals
Once a quorum has been established, under our Bylaws, approval of Proposals 2 and 3 each requires the affirmative vote of a majority in voting power of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Notwithstanding the foregoing, please be advised that each of Proposals 2 and 3 is advisory only and not binding on the Company or our Board. Our Board will consider the outcome of the vote on each of these items in considering what actions, if any, should be taken in response to the advisory votes by stockholders.
What Constitutes a Quorum?
In order to transact business at the Annual Meeting, a quorum must be present. Under Delaware law and our Bylaws, a quorum is present if a majority in voting power of the outstanding shares of our stock entitled to vote at the meeting on the record date are present, in person or by proxy, and entitled to vote at the Annual Meeting. Because there were 33,369,581 shares of common stock outstanding as of the close of business on the record date, holders of at least 16,684,791 shares of our common stock will need to be present in person or by proxy at the Annual Meeting for a quorum to exist to transact business at the Annual Meeting.
What Happens if My Shares are Held by a Broker?
If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “routine” matters but will not be permitted to vote the shares with respect to “non-routine” matters. The ratification of the appointment of the Company’s independent registered public accounting firm in Proposal 2 is considered a routine matter and may be voted upon by your broker if you do not give instructions. However, brokers do not have discretionary authority to vote your shares on your behalf for any of the other items to be submitted for a vote of stockholders at the Annual Meeting (the election of directors or the advisory vote on the Company’s executive compensation). Accordingly, if you are a beneficial owner that has not submitted voting instructions to your broker and your broker exercises its discretion to vote your shares on Proposal 2, your shares will be treated as broker non-votes with respect to Proposals 1 and 3 (the election of directors and the advisory vote on the Company’s executive compensation, respectively). There will not be any broker non-votes on Proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm for fiscal 2026).
How Will “Broker Non-votes” and Abstentions be Treated?
Broker non-votes with respect to Proposals 1 and 3 (the election of directors and the advisory vote on the Company’s executive compensation, respectively) are counted for the purposes of calculating a quorum. However, broker non-votes are not deemed to be a vote cast with respect to Proposal 1 or entitled to vote for the purpose of determining whether stockholders have approved Proposal 3 and, therefore, will have no effect on the outcome of such matters.
A properly submitted proxy marked “ABSTAIN” with respect to the election of one or more director nominees in Proposal 1 will not be considered a vote cast with respect to the director or director nominees indicated and, therefore, will not be counted in determining the outcome of the director nominee’s election to the Board. For the remaining Proposals, a properly submitted proxy marked “ABSTAIN” with respect to the proposal has the same effect as a vote “AGAINST” the matter. In all cases, a properly submitted proxy marked “ABSTAIN” will be counted for purposes of determining whether a quorum is present.
76 — rgp. 2025 Proxy Statement

TABLE OF CONTENTS	QUESTIONS AND ANSWERS
When Must Notice of Business to be Brought Before an Annual Meeting be Given and When are Stockholder Proposals and Director Nominations Due for the 2026 Annual Meeting?
Advance Notice Procedures
Under our Bylaws, a stockholder may present a proposal or nominate a director for election to our Board at our 2026 annual meeting, but not have such proposal or nomination included in the proxy statement for our 2026 annual meeting, if it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the discretion of our Board or any committee thereof or by a stockholder entitled to vote who has delivered notice to our Corporate Secretary (containing certain information specified in our Bylaws) not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (for next year’s annual meeting, no earlier than the close of business on June 18, 2026, and no later than the close of business on July 18, 2026). In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered to our Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in next year’s proxy statement.
Our Bylaws require that a stockholder must provide certain information concerning the proponent of the proposal, the nominee, and the proposal, as applicable. In accordance with our Bylaws, the foregoing deadline and informational requirements set forth in Section 7 of our Bylaws are also intended to apply to and satisfy the notice and information requirements set forth in Rule 14a-19 under the Exchange Act, including paragraph (c)(4) thereunder, with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2026 annual meeting. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be eligible for presentation at the 2026 annual meeting.
Stockholder Proposals for the 2026 Annual Meeting
Written notice of stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2026 Annual Meeting of Stockholders must be received no later than May 7, 2026. In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.
How Do I Obtain a Copy of the Annual Report for Resources Connection, Inc.’s Year Ended May 31, 2025?
A copy of the Company’s Annual Report for the year ended May 31, 2025 has been included with this Proxy Statement. If you desire another copy of our Annual Report or would like a copy of our Annual Report on Form 10-K filed with the SEC (including the financial statements and the financial statement schedules), we will provide one to you free of charge upon your written request to our Investor Relations Department at 15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248, or from our Investor Relations website at https://rgp.com/ir/annual-reports-proxies/.
How May I Obtain a Separate Set of Proxy Materials?
If you share an address with another stockholder and did not receive a Notice of Internet Availability or otherwise receive your proxy materials electronically, you may receive only one set of proxy materials (including this Proxy Statement and our Annual Report) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials for this year or future years, please request the additional copies by contacting our Investor Relations Department at 15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248, or by telephone at 214-777-0600. A separate set of proxy materials will be sent promptly following receipt of your request.
In addition, if you are a stockholder of record at a shared address to which we delivered multiple copies of this Proxy Statement or the Annual Report and you desire to receive one copy in the future, please contact our Investor Relations Department at 15950 North Dallas Parkway, Suite 330, Dallas, Texas 75248, or by telephone at 214-777-0600.
If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or our Annual Report, or wish to receive multiple reports by revoking your consent to house holding.
rgp. 2025 Proxy Statement — 77

Additional Information
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the web site maintained by the SEC at www.sec.gov, and on our website at www.rgp.com.

By order of the Board of Directors, Rebecca Cottrell General Counsel and Corporate Secretary
September 4, 2025
WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, ALL STOCKHOLDERS ARE REQUESTED TO PROMPTLY SUBMIT A PROXY OR VOTING INSTRUCTIONS TO INSTRUCT HOW YOUR SHARES ARE TO BE VOTED AT THE ANNUAL MEETING. IF YOU ATTEND AND VOTE YOUR SHARES AT THE ANNUAL MEETING, YOUR PROXY OR VOTING INSTRUCTIONS WILL NOT BE USED.
78 — rgp. 2025 Proxy Statement

rgp.®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/15/2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/15/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors.

Nominees	**For**	**Against**	**Abstain**
1a. Susan M. Collyns	☐	☐	☐
1b. Kate W. Duchene	☐	☐	☐
1c. Filip J. L. Gydé	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000682316_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

RESOURCES CONNECTION, INC.
Annual Meeting of Stockholders
October 16, 2025 3:30 PM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kate W. Duchene and Jennifer Y. Ryu, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RESOURCES CONNECTION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 3:30 PM CDT on October 16, 2025 at 15950 North Dallas Parkway, Suite 330, Dallas, TX 75248, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000682316_2 R2.09.05.010

Continued and to be signed on reverse side

Corporate Headquarters
15950 North Dallas Parkway, Suite 330
Dallas, TX 75248
214-777-0600 | www.rgp.com